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                                                                  EXECUTION COPY

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                              COLEMAN ESCROW CORP.

              Senior Secured First Priority Discount Notes due 2001

             Senior Secured Second Priority Discount Notes due 2001

                                       and

         Senior Secured First Priority Discount Exchange Notes due 2001

         Senior Secured Second Priority Discount Exchange Notes due 2001



                                   ----------

                                    INDENTURE

                            Dated as of May 20, 1997

                                   ----------


                        FIRST TRUST NATIONAL ASSOCIATION
                                     Trustee

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                                TABLE OF CONTENTS

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ARTICLE I             Definitions and Incorporation by Reference
         SECTION 1.01.  Definitions......................................................................1
         SECTION 1.02.  Other Definitions...............................................................22
         SECTION 1.03.  Incorporation by Reference of Trust Indenture Act...............................23
         SECTION 1.04.  Rules of Construction...........................................................24

ARTICLE II            The Securities
         SECTION 2.01.  Form and Dating.................................................................25
         SECTION 2.02.  Execution and Authentication....................................................27
         SECTION 2.03.  Registrar and Paying Agent......................................................28
         SECTION 2.04.  Paying Agent To Hold Money in Trust.............................................28
         SECTION 2.05.  Securityholder Lists............................................................28
         SECTION 2.06.  Transfer and Exchange...........................................................29
         SECTION 2.07.  Replacement Securities..........................................................29
         SECTION 2.08.  Outstanding Securities..........................................................30
         SECTION 2.09.  Temporary Securities............................................................30
         SECTION 2.10.  Cancellation....................................................................30
         SECTION 2.11.  CUSIP Numbers...................................................................31
         SECTION 2.12.  Book-Entry Provisions for U.S. Global Note......................................31
         SECTION 2.13.  Special Transfer Provisions.....................................................33

ARTICLE III           Redemption
         SECTION 3.01.  Notices to Trustee..............................................................37
         SECTION 3.02.  Selection of Securities To Be Redeemed..........................................38
         SECTION 3.03.  Notice of Redemption............................................................38
         SECTION 3.04.  Effect of Notice of Redemption..................................................39
         SECTION 3.05.  Deposit of Redemption Price.....................................................40
         SECTION 3.06.  Securities Redeemed in Part.....................................................40

ARTICLE IV            Covenants
         SECTION 4.01.  Payment of Securities...........................................................40
         SECTION 4.02.  SEC Reports.....................................................................40
         SECTION 4.03.  Limitation on Debt of the Company, Holdings and
                                Worldwide...............................................................41
         SECTION 4.04.  Limitation on Debt of Coleman and its Subsidiaries and
                                Limitation on Preferred Stock of Coleman................................41
         SECTION 4.05.  Limitation on Restricted Payments...............................................44
         SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock..............................47
         SECTION 4.07.  Limitation on Transactions with Affiliates......................................48
         SECTION 4.08.  Change of Control...............................................................50
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         SECTION 4.09.  Limitation on Other Business Activities.........................................52
         SECTION 4.10.  Required Stock Ownership; Limitation on Liens...................................52
         SECTION 4.11.  Holdings Notes Redemption; LYONS Retirement.....................................53
         SECTION 4.12.  Compliance Certificate..........................................................53
         SECTION 4.13.  Further Instruments and Acts....................................................53

ARTICLE V             Successor Company
         SECTION 5.01.  When Company May Merge or Transfer Assets.......................................54

ARTICLE VI            Defaults and Remedies
         SECTION 6.01.  Events of Default...............................................................55
         SECTION 6.02.  Acceleration....................................................................57
         SECTION 6.03.  Other Remedies..................................................................57
         SECTION 6.04.  Waiver of Past Defaults.........................................................58
         SECTION 6.05.  Control by Majority.............................................................58
         SECTION 6.06.  Limitation on Suits.............................................................58
         SECTION 6.07.  Rights of Holders To Receive Payment............................................59
         SECTION 6.08.  Collection Suit by Trustee......................................................59
         SECTION 6.09.  Trustee May File Proofs of Claim................................................59
         SECTION 6.10.  Priorities......................................................................60
         SECTION 6.11.  Undertaking for Costs...........................................................60
         SECTION 6.12.  Waiver of Stay or Extension Laws................................................61

ARTICLE VII           Trustee
         SECTION 7.01.  Duties of Trustee...............................................................61
         SECTION 7.02.  Rights of Trustee...............................................................62
         SECTION 7.03.  Individual Rights of Trustee....................................................63
         SECTION 7.04.  Trustee's Disclaimer............................................................63
         SECTION 7.05.  Notice of Defaults..............................................................63
         SECTION 7.06.  Reports by Trustee to Holders...................................................63
         SECTION 7.07.  Compensation and Indemnity......................................................64
         SECTION 7.08.  Replacement of Trustee..........................................................64
         SECTION 7.09.  Successor Trustee by Merger.....................................................65
         SECTION 7.10.  Eligibility; Disqualification...................................................66
         SECTION 7.11.  Preferential Collection of Claims Against Company...............................66

ARTICLE VIII          Discharge of Indenture; Defeasance
         SECTION 8.01.  Discharge of Liability on Securities; Defeasance................................66
         SECTION 8.02.  Conditions to Defeasance........................................................67
         SECTION 8.03.  Application of Trust Money......................................................69
         SECTION 8.04.  Repayment to Company............................................................69
         SECTION 8.05.  Indemnity for Government Obligations............................................69
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         SECTION 8.06.  Reinstatement...................................................................70

ARTICLE IX            Amendments
         SECTION 9.01.  Without Consent of Holders......................................................70
         SECTION 9.02.  With Consent of Holders.........................................................71
         SECTION 9.03.  Compliance with Trust Indenture Act.............................................72
         SECTION 9.04.  Revocation and Effect of Consents
                                and Waivers.............................................................72
         SECTION 9.05.  Notation on or Exchange of Securities...........................................73
         SECTION 9.06.  Trustee To Sign Amendments......................................................73
         SECTION 9.07.  Payment for Consent.............................................................73

ARTICLE X             Non-Recourse Guaranty
         SECTION 10.01.  Guaranty.......................................................................74
         SECTION 10.02.  Guaranty Absolute..............................................................74
         SECTION 10.03.  Waivers........................................................................76
         SECTION 10.04.  Waiver of Subrogation and Contribution.........................................77
         SECTION 10.05.  Certain Agreements.............................................................77
         SECTION 10.06.  No Waiver; Cumulative Remedies.................................................78
         SECTION 10.07.  Continuing Guaranty............................................................78
         SECTION 10.08.  Severability...................................................................78

ARTICLE XI            Security And Pledge Of Collateral
         SECTION 11.01.  Grant of Security Interest.....................................................78
         SECTION 11.02.  Delivery of Collateral.........................................................80
         SECTION 11.03.  Representations and Warranties.................................................80
         SECTION 11.04.  Further Assurances.............................................................81
         SECTION 11.05.  Dividends; Voting Rights;  Substitution and Partial
                                 Release of Collateral..................................................82
         SECTION 11.06.  Trustee Appointed Attorney-in-Fact.............................................87
         SECTION 11.07.  Trustee May Perform............................................................88
         SECTION 11.08.  Trustee's Duties...............................................................88
         SECTION 11.09.  Remedies upon Event of Default.................................................88
         SECTION 11.10.  Application of Proceeds........................................................89
         SECTION 11.11.  Continuing Lien................................................................89
         SECTION 11.12.  Certificates and Opinions......................................................89
         SECTION 11.13.  Additional Agreements..........................................................89

ARTICLE XII           Miscellaneous
         SECTION 12.01.  Trust Indenture Act Controls...................................................90
         SECTION 12.02.  Notices........................................................................90
         SECTION 12.03.  Communication by Holders with Other Holders....................................91
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         SECTION 12.04.  Certificate and Opinion as to Conditions Precedent.............................91
         SECTION 12.05.  Statements Required in Certificate or Opinion..................................92
         SECTION 12.06.  When Securities Disregarded....................................................92
         SECTION 12.07.  Rules by Trustee, Paying Agent and Registrar...................................92
         SECTION 12.08.  Legal Holidays.................................................................93
         SECTION 12.09.  Governing Law..................................................................93
         SECTION 12.10.  No Recourse Against Others.....................................................93
         SECTION 12.11.  Successors.....................................................................93
         SECTION 12.12.  Multiple Originals.............................................................93
         SECTION 12.13.  Table of Contents; Headings....................................................93
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Schedule I    -        Pledged Shares
Exhibit A     -        Form of First Priority Initial Note
Exhibit B     -        Form of Second Priority Initial Note
Exhibit C     -        Form of First Priority Exchange Note
Exhibit D     -        Form of Second Priority Exchange Note
Exhibit E     -        Form of Certificate to Be Delivered Upon Termination of
                       Restricted Period
Exhibit F     -        Form of Certificate to Be Delivered in Connection with
                       Transfers to Non-QIB Institutional Accredited Investors
Exhibit G     -        Form of Certificate to Be Delivered in Connection with
                       Transfers Pursuant to Regulation S
Exhibit H     -        Form of Certificate to Be Delivered in Connection with
                       Transfers Pursuant to Rule 144A

                                       iv

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                           INDENTURE dated as of May 20, 1997, between COLEMAN
                  ESCROW CORP., a Delaware corporation (the "Company"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE I

                  Definitions and Incorporation by Reference

         SECTION 1.01. Definitions.

                  "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 Principal Amount at Maturity of Securities:

                  (i) if the Specified Date is one of the following dates (each a "SemiAnnual Accrual Date"), the amount set forth opposite such date below under Column 1, in the case of First Priority Initial Notes and First Priority Exchange Notes, or under Column 2, in the case of Second Priority Initial Notes and Second Priority Exchange Notes:

Semi-Annual                                       Accreted Value
-----------                                       --------------
Accrual Date
------------
                                  Column 1                     Column 2
                           (First Priority Notes)      (Second Priority Notes)
                           ----------------------      -----------------------

May 20, 1997                       $649.49                   $608.12

November 15, 1997                  $684.59                   $646.15

May 15, 1998                       $722.67                   $687.75

November 15, 1998                  $762.87                   $732.02

May 15, 1999                       $805.30                   $779.15

November 15, 1999                  $850.10                   $829.30

May 15, 2000                       $897.38                   $882.69

November 15, 2000                  $947.30                   $939.51

May 15, 2001                     $1,000.00                 $1,000.00

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                                                                               2


                           (ii) if the Specified Date occurs between two
                  Semi-Annual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (i) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (ii) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is May 20, 1997, the denominator of which is 175).

Whenever the redemption price, Due Amount or Put Amount is paid in connection with the redemption, purchase or repurchase of a portion of a Security, the Accreted Value of such Security is reduced by the Accreted Value of the portion of the Security so redeemed, purchased or repurchased.

                  "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any subsidiary of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Premium" means, with respect to a Security at any time, the greater of (i) 1.0% of the Accreted Value of such Security at such time and (ii) the excess of (A) the present value at such time of the Principal Amount at Maturity plus any required interest payments due on such Security, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the Accreted Value of such Security at such time.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares and other than Capital Stock of an Unrestricted Subsidiary or a Non-Recourse Subsidiary), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (other than an Unrestricted Subsidiary or a Non-Recourse Subsidiary) (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary of Coleman to Coleman

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                                                                               3

or by Coleman or a Subsidiary of Coleman to a Wholly Owned Recourse Subsidiary,
(ii) a disposition of property or assets by Coleman or its Subsidiaries at fair market value in the ordinary course of business, (iii) a disposition by Coleman or its Subsidiaries of obsolete assets or inventory in the ordinary course of business, (iv) a disposition subject to or permitted by Section 4.05, (v) a disposition by the Company, Holdings or Worldwide of any Unrestricted Assets,
(vi) a disposition of (A) Capital Stock of Holdings to the Company, (B) Capital Stock of Worldwide to Holdings or the Company or (C) Capital Stock of Coleman to Worldwide, Holdings or the Company, (vii) an issuance of employee stock options,
(viii) the Mergers and (ix) a disposition by Coleman or any of its Subsidiaries in which Coleman or its Subsidiaries receive as consideration Capital Stock of (or similar interests in) a Person engaged in, or assets that will be used in, the businesses of Coleman and its Wholly Owned Recourse Subsidiaries, or additionally, in the case of a disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the business of such Subsidiary, existing on the Issue Date or in businesses reasonably related thereto, as determined by the Board of Directors of Coleman, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of Coleman.

                  "Average Life" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of the transaction or event giving rise to the need to calculate the Average Life of such Debt to the date, or dates, of each successive scheduled principal payment of such Debt multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

                  "Change of Control" means the occurrence of any of the following events:

                  (i) prior to the earlier to occur of the first public offering of Voting Stock of Parent or the first public offering of Voting Stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of Issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

                  (ii) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (ii), such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person "beneficially owns" (as defined in this clause (ii)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

                  (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.


                  "Closing Price" on any Trading Day with respect to the per share price of any Capital Stock means the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such Capital Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Coleman" means The Coleman Company, Inc., a Delaware corporation, and its successors.

                  "Coleman Common Stock" means the common stock, par value $.01 per share, of Coleman, as such common stock may from time to time be reclassified or otherwise changed.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated EBITDA Coverage Ratio" means, for any period, the ratio of (i) the aggregate amount of EBITDA for such period to (ii) Consolidated

Interest Expense for such period; provided, however, that (1) if Coleman or any Subsidiary of Coleman has Issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Issued on the first day of such period and the discharge of any other Debt Refinanced or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period Coleman or any Subsidiary of Coleman shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of Coleman or any Subsidiary of Coleman Refinanced or otherwise discharged with respect to Coleman and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or if the Capital Stock of any Subsidiary of Coleman is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent Coleman and its continuing Subsidiaries are no longer liable for such Debt after such sale) and
(3) if since the beginning of such period Coleman or any Subsidiary of Coleman (by merger or otherwise) shall have made an Investment in any Subsidiary of Coleman (or any Person which becomes a Subsidiary of Coleman) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, including any Investment or acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, an Investment in any Person, an Asset Disposition, the amount of income or earnings relating thereto, or the amount of Consolidated Interest Expense associated with any Debt, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Coleman. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

                  "Consolidated Interest Expense" means, for any period, the sum of (a) the interest expense, net of any interest income, of Coleman and its consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period as determined in accordance with GAAP consistently applied, plus (b) Preferred Stock dividends in respect of Preferred Stock of Coleman or any Subsidiary of Coleman (other than a

Non-Recourse Subsidiary) held by Persons other than Coleman or a Wholly Owned Recourse Subsidiary, plus (c) the cash contributions to an employee stock ownership plan of Coleman and its Subsidiaries (other than Non-Recourse Subsidiaries) to the extent such contributions are used by an employee stock ownership plan to pay interest.

                  "Consolidated Net Income" means with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding (i) all extraordinary gains or losses; (ii) the portion of net income (or loss) of such Person and its consolidated Subsidiaries attributable to minority interests in unconsolidated Persons except to the extent that, in the case of net income, cash dividends or distributions have actually been received by such Person or one of its consolidated Subsidiaries (subject, in the case of a dividend or distribution received by a Subsidiary of such Person, to the limitations contained in clause (v) below) and, in the case of net loss, such Person or any Subsidiary of such Person has actually contributed, lent or transferred cash to such unconsolidated Person; (iii) net income (or loss) of any other Person attributable to any period prior to the date of combination of such other Person with such Person or any of its Subsidiaries on a "pooling of interests" basis; (iv) net gains or losses in respect of dispositions of assets by such Person or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business;
(v) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders;
(vi) any net income or loss of any Non-Recourse Subsidiary, except that such Person's equity in the net income of any such Non-Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Non-Recourse Subsidiary during such period to such Person as a dividend or other distribution; and (vii) the cumulative effect of a change in accounting principles; provided, however, that in calculating Consolidated Net Income of Coleman, net income of a Subsidiary of the type described in clause (v) of this definition shall not be excluded.

                  "Consolidated Net Worth" of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person at such date, less any amounts attributable to Redeemable Stock or Exchangeable Stock.

                  "Credit Agreement" means the Amended and Restated Credit Agreement dated as of August 3, 1995, by and among Coleman, Credit Suisse and the Banks named therein, as the same may be amended or restated from time to time.

                  "Debt" of any Person means, without duplication,

                  (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (ii) all Capital Lease Obligations of such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of, in the case of a Subsidiary of Coleman, any Preferred Stock and, in the case of any other Person, any Redeemable Stock (but excluding in each case any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including Guarantees of such obligations and dividends; and

                  (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Delivered Shares" means any shares of Coleman Common Stock delivered by Worldwide upon an exchange of the LYONS to the holders thereof pursuant to Section 10.01(a) of the LYONS Indenture.

                  "Due Amount" as of any date means with respect to each $1,000 Principal Amount at Maturity of Securities, the Accreted Value thereof on such date plus any premium due and payable thereon.

                  "EBITDA" means, for any period, the Consolidated Net Income of Coleman for such period, plus the following to the extent included in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) all other noncash charges (excluding any noncash charge to the extent that it requires an accrual of or a reserve for cash disbursements for any future period) and (vi) foreign currency gains or losses.

                  "Escrow Agent" means the Escrow Agent from time to time under the Escrow Agreement.

                  "Escrow Agreement" means the Escrow Agreement dated as of May 15, 1997, between the Company and First Trust National Association, as escrow agent thereunder, as amended from time to time.

                  "Escrowed Funds" has the meaning ascribed thereto in the

Escrow Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means the First Priority Exchange Notes and the Second Priority Exchange Notes, collectively.

                  "Exchangeable Stock" means any Capital Stock of a Person which by its terms or otherwise is required to be exchanged or converted or is exchangeable or convertible at the option of the holder into another security (other than Capital Stock of such Person which is neither Exchangeable Stock nor Redeemable Stock).

                  "First Priority Exchange Notes" means the Senior Secured First Priority Discount Exchange Notes due 2001 of the Company.

                  "First Priority Initial Notes" means the Senior Secured First Priority Discount Notes due 2001 of the Company.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, except that for purposes of calculating the Consolidated EBITDA Coverage Ratio, it shall mean generally accepted accounting principles in the United States as in effect on the Issue Date.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means Worldwide.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Holdings" means Coleman Holdings Inc., a Delaware corporation.


                  "Holdings Indenture" means the Indenture dated as of July 15, 1993, between Holdings and the trustee thereunder, pursuant to which the Holdings Notes were issued, as such agreement may be amended from time to time.

                  "Holdings Merger" means the merger of Holdings with and into the Company.

                  "Holdings Notes" means the Senior Secured Discount Notes Due 1998 of Holdings and the Series B Senior Secured Discount Notes Due 1998 of Holdings.

                  "Holdings Notes Redemption" means the redemption of all of the Holdings Notes by Holdings pursuant to paragraph 5 thereof.

                  "Initial Notes" means the First Priority Initial Notes and the Second Priority Initial Notes, collectively.

                  "Investment" in any Person means any loan or advance to, any net payment on a guarantee of, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person. Investments shall exclude advances to customers and suppliers in the ordinary course of business. The term "Invest" has a corresponding meaning. For purposes of the definitions of "Non-Recourse Subsidiary," "Unrestricted Subsidiary" and "Restricted Payment" and for purposes of Section 4.05, (i) "Investment" shall include a designation after the Issue Date of a Subsidiary as a Non-Recourse Subsidiary, and such Investment shall be valued at an amount equal to the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is designated a Non-Recourse Subsidiary; and (ii) any property transferred to or from a Non-Recourse Subsidiary or an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company (or of Coleman in the case of a Non-Recourse Subsidiary), and if such property so transferred (including in a series of related transactions) has a fair market value, as so determined by the Board of Directors, in excess of $10 million, such determination shall be confirmed by an independent appraiser.

                  "Issue" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary of such other Person.

                  "Issue Date" means the date of original issue of the Initial Notes.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state where the principal office of the Trustee is located.

                  "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

                  "LYONS" means the Liquid Yield Option(TM)(1) Notes due 2013 of Worldwide.

                  "LYONS Default" means any event which is, or after notice or passage of time or both would be, an event of default under the LYONS Indenture.

                  "LYONS Escrow Agreement" means the Escrow and Pledge Agreement dated as of May 27, 1993, between Worldwide and First Trust National Association, as escrow agent thereunder, as amended from time to time.

                  "LYONS Indenture" means the Indenture, dated as of May 27, 1993, between Worldwide and First Trust National Association, as successor trustee, pursuant to which the LYONS were issued, as it may be amended from time to time.

                  "MacAndrews & Forbes Holdings" means MacAndrews & Forbes Holdings Inc., a Delaware corporation, and its successors.

                  "Mafco Consolidated Group" means the "Affiliated Group" (within the meaning of Section 1504(a)(1) of the Code) of which Mafco Holdings is the common parent.

                  "Mafco Holdings" means Mafco Holdings Inc., a Delaware corporation and its successors.

                  "Market Value" means as of any date the sum of (i) in respect of Coleman Pledged Shares, an amount equal to the product of (x) the average of the Closing Prices per share of Coleman Common Stock during the five Trading Days ending immediately preceding such date and (y) the number of Coleman Pledged Shares, (ii) as to Collateral consisting of cash, the amount of such cash, (iii) as to any other Collateral having a purported value equal to or less than $5 million, the fair market value thereof as of such date as determined by the Board of Directors of the Company (the determination of which shall be conclusive and shall be evidenced by a resolution of such Board of Directors of the Company), and (iv) as to any other Collateral having a purported value of more than $5 million, the fair market value thereof as of such date as determined by an independent appraiser.

                  "Merger" means the Holdings Merger or the Worldwide Merger, as the case may be.

--------
(1)       Trademark of Merrill Lynch & Co., Inc.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required or estimated in good faith to be required to be accrued as a liability under Generally Accepted Accounting Principles, as a consequence of such Asset Disposition, (ii) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from or in connection with such Asset Disposition and
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; provided, however, that in connection with an Asset Disposition to a Subsidiary of Coleman (other than a Wholly Owned Recourse Subsidiary), Net Available Cash will be deemed to be a percentage of Net Available Cash (as calculated above) equal to (A) 100% minus (B) Coleman's percentage ownership in such Subsidiary.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.

                  "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                  "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which neither the Company nor its Subsidiaries (other than a Non-Recourse Subsidiary or an Unrestricted Subsidiary) (A) provide credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitute the lender and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against the assets of a Non-Recourse Subsidiary or an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or its Subsidiaries (other than Non-Recourse Subsidiaries or Unrestricted Subsidiaries) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "Non-Recourse Subsidiary" means a Subsidiary of Coleman (i) which has been designated as such by Coleman, (ii) which has no Debt other than Non-Recourse Debt and (iii) which is in the same line of business as Coleman and its Wholly Owned Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

                  "Note Purchase Agreements" means (i) the Note Purchase Agreements, each dated as of August 3, 1995, between Coleman and the Purchasers named therein, as amended from time to time, relating to Coleman's 7.26% Senior Notes due 2007, and (ii) the Note Purchase Agreements, each dated as of May 1, 1996, between Coleman and the Purchasers named therein, as amended from time to time relating to Coleman's 7.10% Senior Notes, Series A, due 2006, and 7.25% Senior Notes, Series B, due 2008.

                  "Obligations" means (a) the full and punctual payment of Principal of and interest, if any, on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance of all other obligations of the Company under this Indenture and the Securities.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the Officers signing an Officers' Certificate given pursuant to Section 4.12 shall be the principal executive, financial or accounting officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company (or its Parent or one of its Subsidiaries) or the Trustee.

                  "Parent" means Coleman (Parent) Holdings Inc., a Delaware corporation, and any other Person which acquires or owns directly or indirectly 80% or more of the Voting Stock of the Company.

                  "Permitted Affiliate" means any individual that is a director or officer of the Company, of a Subsidiary of the Company or of an Unrestricted Affiliate; provided, however, that such individual is not also a director or officer of MacAndrews & Forbes Holdings or any Person that controls MacAndrews &

Forbes Holdings.

                  "Permitted Holders" means Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by Ronald O. Perelman or his heirs.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Principal" of a Security as of any date means the Accreted Value of the Security as of such date plus the premium, if any, payable on the Security which is due or overdue or is to become due on such date.

                  "Principal Amount at Maturity" of a Security means the amount specified as such on the face of such Security.

                  "Put Amount" as of any date means, with respect to each $1,000 Principal Amount at Maturity of Securities, the sum of (a) the Accreted Value thereof on such date and (b) 1% of the Accreted Value thereof on such date (if such date is a Semi-Annual Accrual Date) or (if such date is not a Semi-Annual Accrual Date) the preceding Semi-Annual Accrual Date.

                  "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

                  "Redeemable Stock" means, with respect to any Person, Capital Stock of such Person that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to Issue Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Costs" means, with respect to any Debt or Preferred Stock being Refinanced, any premium actually paid thereon and reasonable costs and expenses, including underwriting discounts, in connection with such Refinancing; provided, that if any Debt Issued in connection with such a Refinancing is Issued at a discount, Refinancing Costs shall be an amount equal to the accreted value (as of the Stated Maturity of the Debt being Refinanced) of the portion of such Debt used to pay such premium, costs and expenses.

                  "Registration Agreement" means the Registration Agreement dated May 20, 1997, between the Company and Bear, Stearns & Co. Inc., Chase Securities Inc. and Credit Suisse First Boston Corporation.

                  "Registered Exchange Offer" has the meaning ascribed thereto in the Registration Agreement.

                  "Restricted Cash" means any cash received by Worldwide pursuant to a Tax Sharing Agreement, the LYONS Escrow Agreement or the Securities Loan Agreement.

                  "Restricted Payment" means, as to any Person making a Restricted Payment, (i) any dividend or any distribution on or in respect of the Capital Stock of such Person (including any payment in connection with any merger or consolidation involving such Person) or to the holders of the Capital Stock of such Person (except dividends or distributions payable solely in the Non-Convertible Capital Stock of such Person or in options, warrants or other rights to purchase the Non-Convertible Capital Stock of such Person), (ii) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or of any direct or indirect parent of the Company, (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition),
(iv) any Investment in any Affiliate of
the Company other than (x) a Subsidiary of the Company, (y) an Affiliate of the Company which will become a Subsidiary of the Company as a result of any such Investment and (z) an Unrestricted Affiliate, or (v) any Investment in a Non-Recourse Subsidiary or an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Second Priority Exchange Notes" means the Senior Secured Second Priority Discount Exchange Notes due 2001 of the Company.

                  "Second Priority Initial Notes" means the Senior Secured Second Priority Discount Notes due 2001 of the Company.

                  "Securities" means the Initial Notes and the Exchange Notes, treated as a single class of securities for all purposes other than as expressly provided herein.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Loan Agreement" means the Securities Loan Agreement dated as of May 27, 1993, among Merrill Lynch Pierce, Fenner & Smith Incorporated, Worldwide and the securities loan custodian thereunder, as amended from time to time.

                  "Semi-Annual Accrual Date" has the meaning set forth in the definition of Accreted Value.

                  "Series" means all Securities having the same designation, treated as a separate class of securities from those Securities having a different designation. There are four Series of Securities that may be issued pursuant to this Indenture: (1) the First Priority Initial Notes, (2) the Second Priority Initial Notes, (3) the First Priority Exchange Notes and (4) the Second Priority Exchange Notes.

                  "Shelf Registration Statement" has the meaning ascribed thereto in the Registration Agreement.

                  "Significant Subsidiary" means (i) any Subsidiary (other than a Non- Recourse Subsidiary and other than an Unrestricted Subsidiary) of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with Generally Accepted Accounting Principles, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period, or (ii) any Subsidiary of the Company (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) which, if merged with all Defaulting Subsidiaries (as defined below) of the Company, would at the time of determination either (A) have had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which would have constituted at least 10% of the Company's total revenues on a consolidated basis for such period (each such determination being made in accordance with Generally Accepted Accounting Principles). "Defaulting Subsidiary" means any Subsidiary of the Company (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) with respect to which an event described under Section 6.01(6), 6.01(7), 6.01(8) or 6.01(9) has occurred and is continuing.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

                  "Subordinated Obligation" means any Debt of the Company (whether outstanding on the date hereof or hereafter Issued) which is subordinate or junior in right of payment to the Securities.

                  "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Tax Sharing Agreements" means (i) the Tax Sharing Agreement dated as of May 27, 1993, by and among Mafco Holdings, Worldwide, Coleman and its subsidiaries and any entities which become parties thereto, (ii) the Tax Sharing Agreement dated as of May 27, 1993, by and among Mafco Holdings, Worldwide and any entities which become parties thereto, (iii) the Tax Sharing Agreement dated as of July 22, 1993 between Mafco Holdings and Holdings, and
(iv) any amendments to any of the foregoing and any other tax allocation agreement between the Company or any of its Subsidiaries with the Company or any direct or indirect shareholder of the Company with respect to consolidated or combined tax returns including the Company or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Company or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only the Company or its Subsidiaries (provided that any such agreement may provide that, if the Company or any such Subsidiary ceases to be a member of the affiliated group of corporations of which Mafco Holdings is the common parent for purposes of filing a consolidated Federal income tax return (such cessation, a "Deconsolidation Event"), then the Company or such Subsidiary shall indemnify such direct or indirect shareholder with respect to any Federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Company, such Subsidiary or any predecessor business thereof (computed as if the Company, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of the Company or such Subsidiary with respect to any such period).


                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (including the Trustee) which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by any registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard and Poor's Corporation and (v) securities with maturities of six months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause
(ii) above.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Issue Date.

                  "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any such day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for repayment or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to Stated Maturity of the Securities; provided, however, that if the average life to Stated Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life to Stated Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Triggering Event" means the occurrence of any of the following:

                  (i) any of Holdings, Worldwide or Coleman pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

or takes any comparable action under any foreign laws relating to insolvency; or

                  (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against any of Holdings, Worldwide
                  or Coleman in an involuntary case;

                           (B) appoints a Custodian of any of Holdings,
                  Worldwide or Coleman or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of any of
                  Holdings, Worldwide or Coleman;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Affiliate" means a Person (other than a

Subsidiary of Coleman) controlled (as defined in the definition of an "Affiliate") by Coleman, in which no Affiliate of the Company (other than (w) Coleman, Holdings or Worldwide, (x) a Wholly Owned Recourse Subsidiary of Coleman, (y) a Permitted Affiliate and (z) another Unrestricted Affiliate) has an Investment.

                  "Unrestricted Assets" means (i) Withdrawn Shares, (ii) Capital Stock of Unrestricted Subsidiaries and (iii) all dividends, cash and other property and proceeds (including proceeds of sale) from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

                  "Unrestricted Subsidiary" means a Subsidiary of the Company, which (i) is acquired or organized by the Company or Worldwide or any other Unrestricted Subsidiary (or any combination of the foregoing), (ii) is capitalized only with Unrestricted Assets, cash or Temporary Cash Investments,
(iii) does not have any Debt (A) which is held by the Company, (B) as to which the Company or any of its

Subsidiaries (other than an Unrestricted Subsidiary) has provided credit support (other than as permitted by Section 4.03(3)) or (C) any default as to which would permit any holder (whether upon notice, after lapse of time or both) of any Debt of the Company or any of its Subsidiaries (other than an Unrestricted Subsidiary) to declare a default on such Debt or (except, in the case of the LYONS, upon the occurrence of an event that gives the holders of LYONS an option to require Worldwide to purchase such holders' LYONS) to cause the payment thereof to be accelerated prior to its Stated Maturity and (iv) conducts no trade or business other than ownership of Coleman Common Stock.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned Recourse Subsidiary" means a Subsidiary of a Person (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by such Person or another Wholly Owned Recourse Subsidiary.

                  "Worldwide" means Coleman Worldwide Corporation, a Delaware corporation, and its successors.

                  "Worldwide Merger" means the merger of the Company with and into Worldwide.


                  SECTION 1.02. Other Definitions.

                                   Term                                                    Defined in Section
                                   ----                                                    ------------------

"Agent Members"...........................................................                            2.12
"Applicable Collateral"...................................................                           11.05(g)
"Applicable Portion"......................................................                           11.05(g)
"Bankruptcy Law"..........................................................                            6.01
"Coleman Collateral"......................................................                           11.01(b)
"Coleman Pledged Shares"..................................................                           11.01(b)(i)
"Collateral"..............................................................                           11.01(d)
"Collateral Release Request"..............................................                           11.05(f)


                                                                              23

                                   Term                                                    Defined in Section
                                   ----                                                    ------------------

"covenant defeasance option"..............................................                            8.01(b)
"CUSIP"...................................................................                            2.11
"Custodian"...............................................................                            6.01
"Default Amount"..........................................................                            6.02
"Determination Date"......................................................                           11.05(f)
"DTC".....................................................................                            4.10
"Event of Default"........................................................                            6.01
"Exempt Transaction"......................................................                            4.07(b)
"Guaranteed Obligations"..................................................                           10.01
"Guaranty"................................................................                           10.01
"Holdings Collateral".....................................................                           11.01(a)(iv)
"Holding Company Collateral"..............................................                            8.01(b)
"Holdings Pledged Shares".................................................                           11.01(a)(i)
"IAI Global Note".........................................................                            2.01(b)
"IAIs"....................................................................                            2.01(b)
"indemnitee"..............................................................                            7.07
"legal defeasance option".................................................                            8.01(b)
"Notice of Default".......................................................                            6.01
"Offshore Notes Exchange Date"............................................                            2.01(c)
"Outstanding".............................................................                            2.08
"Paying Agent"............................................................                            2.03
"Permanent Offshore Physical Notes".......................................                            2.01(c)
"Physical Notes"..........................................................                            2.01(e)
"Pledged Shares"..........................................................                           11.01(d)
"QIB Global Note".........................................................                            2.01(b)
"Registrar"...............................................................                            2.03
"restricted period".......................................................                            2.01(c)
"Substitute Collateral"...................................................                           11.01(c)

"Temporary Offshore Physical Notes".......................................                            2.01(c)
"U.S. Global Note"........................................................                            2.01(c)
"U.S. Physical Notes".....................................................                            2.01(d)
"Withdrawn Collateral"....................................................                           11.05(i)
"Withdrawn Shares"........................................................                           11.05(i)
"Worldwide Collateral.....................................................                           11.01(a)(v)
"Worldwide Pledged Shares"................................................                           11.01(a)(ii)


                                                                              24

                  SECTION 1.03. Incorporation by Reference of Trust Indenture
Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following
TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting calculations will be determined in accordance with such principles;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;



                                                                              25

                  (7) the principal amount of any noninterest bearing or other discount security at any date of Issuance shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Issuance of Debt; provided, however, that the accretion of principal on such security shall not be deemed to be the Issuance of Debt if the issuer elects, at the time of original Issuance of such security, to treat such accretion as if, on such date of original Issuance, there were an additional Issuance of Debt in an aggregate principal amount equal to the excess of the principal amount at maturity of such security over the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP (except to the extent otherwise provided in Section 4.03(a)(1)), and, unless repaid or redeemed, the amount of such additional Issuance of Debt shall be treated as being outstanding for all purposes under this Indenture until such security is paid in full;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) whenever in this Indenture or the Securities it is provided that the Accreted Value, the Put Amount, the Due Amount or the Principal Amount at Maturity with respect to a Security shall be paid, such provision shall be deemed to require (whether or not so expressly stated) the simultaneous payment of any accrued and unpaid interest to the date of payment on such Security payable pursuant to paragraph 1 of the Securities.

                                   ARTICLE II

                                 The Securities

                  SECTION 2.01. Form and Dating. (a) The First Priority Initial
Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Second Priority Initial Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. The First Priority Exchange Notes and the Trustee's


                                                                              26

certificate of authentication thereon shall be in substantially in the form of Exhibit C, which is hereby incorporated in and expressly made a part of this

Indenture. The Second Priority Exchange Notes and the Trustee's certificate of authentication thereof shall be in substantially in the form of Exhibit D, which is hereby incorporated in and expressly made a part of this Indenture. The
Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage
(provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication.
The terms of the Securities set forth in Exhibits A, B, C and D are part of the terms of this Indenture.

                  (b) The Initial Notes offered and sold in reliance on Rule
144A to QIBs or on another exemption under the Securities Act to institutional
"Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of the
Securities Act) ("IAIs") will be issued on the Issue Date in the form of four permanent global Securities (with separate CUSIP numbers) two of which will be substantially in the form set forth in Exhibit A, with respect to the First
Priority Initial Notes, and the other two of which will be substantially in the form set forth in Exhibit B, with respect to the Second Priority Initial Notes
(each a "U.S. Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. One U.S. Global Note (which may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate) will represent First Priority Initial Notes sold to QIB's, another U.S. Global Note will represent Second Priority Initial Notes sold to QIB's (each a "QIB Global
Note"), another U.S. Global Note will represent First Priority Initial Notes sold to IAIs and the final U.S. Global Note will represent Second Priority
Initial Notes sold to IAIs (each a "IAI Global Note"). The aggregate principal amount of each U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Transfers of Initial Notes from QIBs to IAIs, and from IAIs to QIBs, will be represented by appropriate increases and decreases to the respective amounts of the appropriate U.S. Global
Notes, as more fully provided in Section 2.13.

                  (c) Initial Notes offered and sold in reliance on Regulation
S, if any, shall be issued initially in the form of temporary certificated Notes in registered form substantially in the form set forth in Exhibit A, with respect to the First Priority Initial Notes, and Exhibit B, with respect to the Second Priority Initial Notes (the "Temporary Offshore Physical Notes"). The
Temporary Offshore Physical Notes will be registered in the name of, and held by, a temporary certificate holder designated by Bear Stearns & Co. Inc. until the later of the completion of the distribution of the Initial Notes and the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Initial Notes (the "Offshore Notes Exchange Date").
The Company shall promptly notify the Trustee in writing of the occurrence of the Offshore Notes Exchange Date and, at any time following the Offshore Notes
Exchange Date,


                                                                              27

upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Exhibit E, the Company shall execute, and the Trustee shall authenticate and deliver, one or more permanent certificated Notes in registered form substantially in the form set forth in Exhibit A, with respect to the First Priority Initial Notes, and Exhibit B, with respect to the Second
Priority Initial Notes (the "Permanent Offshore Physical Notes") in exchange for the Temporary Offshore Physical Notes of like tenor and amount.

                  (d) Initial Notes offered and sold other than as described in the preceding two paragraphs, if any, shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A, with respect to the First Priority Initial Notes and Exhibit B, with respect to the Second Priority Initial Notes (the "U.S. Physical Notes").

                  (e) The Temporary Offshore Physical Notes, Permanent Offshore
Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes".

                  SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The
Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.
The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery
(1) First Priority Initial Notes for original issue in an aggregate Principal
Amount at Maturity of $600,475,000, (2) Second Priority Initial Notes for original issue in an aggregate Principal Amount at Maturity of $131,560,000, (3)
First Priority Exchange Notes from time to time for issue only in exchange for a like principal amount of First Priority Initial Notes, and (4) Second Priority
Exchange Notes from time to time for issue only in exchange for a like principal amount of Second Priority Initial Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant
Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated, the date on which the Securities are to be authenticated and whether the Securities are to be First Priority


                                                                              28

Initial Notes, Second Priority Initial Notes, First Priority Exchange Notes or
Second Priority Exchange Notes. The aggregate Principal Amount at Maturity of
First Priority Initial Notes and First Priority Exchange Notes outstanding at any time may not exceed the amount specified in clause (1) of this paragraph except as provided in Section 2.07 and the aggregate Principal Amount at Maturity of Second Priority Initial Notes and Second Priority Exchange Notes

outstanding at any time may not exceed the amount specified in clause (2) of this paragraph except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands. The Company agrees to pay to any authenticating agent compensation for its services hereunder.

                  SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where
Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The
Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate comp ensation therefor pursuant to Section 7.07. The
Company or any of its domestically incorporated Wholly Owned Recourse
Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of the Principal and interest, if any, on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of


                                                                              29

Securityholders or the Trustee all money held by the Paying Agent for the payment of Principal of or interest, if any, on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.


                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five
Business Days before each Semi-Annual Accrual Date, as of the date occurring 15 days preceding such Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal
Principal Amount at Maturity of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of Principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such


                                                                              30

Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  Any Holder of a U.S. Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

                  All Securities issued upon any transfer or exchange pursuant to this Section 2.06 will evidence the same debt, will be part of the same
Series and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.


                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Company, in its discretion, may instead of issuing a new Security, pay such Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.08. Outstanding Securities. Securities outstanding
("Outstanding") at any time are all Securities authenticated and delivered by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not Outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is paid or replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.


                                                                              31

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Principal and interest, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be Outstanding, the Accreted Value of such Securities ceases to increase and interest, if any, on them ceases to accrue.

                  SECTION 2.09. Temporary Securities. Until definitive
Securities are ready for delivery, the Company may execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall execute and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

                  SECTION 2.10. Cancellation. The Company at any time may

deliver Securities to the Trustee for cancellation. The Registrar and the Paying
Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver such canceled Securities to the Company upon the Company's written request. The Company may not Issue new Securities to replace
Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11. CUSIP Numbers. The Company in issuing the
Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                  SECTION 2.12. Book-Entry Provisions for U.S. Global Note.

                  (a) Each U.S. Global Note initially shall (i) be registered in the name of the Depositary for such U.S. Global Note or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary.

                  Members of, or participants in, the Depositary ("Agent
Members") shall have no rights under this Indenture with respect to any U.S.
Global Note held on their


                                                                              32

behalf by the Depositary, or the Trustee as its custodian, or under the U.S.
Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such U.S.
Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) Transfers of a U.S. Global Note shall be limited to transfers of such U.S. Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a U.S. Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.13. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain U.S.
Physical Notes in exchange for their beneficial interests in a U.S. Global Note upon written request in accordance with the Depositary's and the Registrar's procedures. In addition, U.S. Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a U.S. Global
Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such U.S. Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and the Registrar an Officers' Certificate stating that such U.S. Global Note shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

                  (c) In connection with any transfer of a portion of the beneficial interest in a U.S. Global Note pursuant to subsection (b) of this Section to beneficial owners who are required to hold U.S. Physical Notes, the Registrar shall reflect on its books and records the date and a decrease in the Principal Amount at Maturity of such U.S. Global Note in an amount equal to the Principal Amount at Maturity of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of an entire U.S. Global
Note to beneficial owners pursuant to subsection (b) of this Section, such U.S.
Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such U.S. Global


                                                                              33

Note, an equal aggregate Principal Amount at Maturity of U.S. Physical Notes of authorized denominations.

                  (e) Any U.S. Physical Note delivered in exchange for an interest in a U.S. Global Note pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (f) of Section
2.13, bear the applicable legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Exhibit A, with respect to the First
Priority Initial Notes, or Exhibit B, with respect to the Second Priority
Initial Notes.

                  (f) The registered holder of a U.S. Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  SECTION 2.13. Special Transfer Provisions. Unless and until an
Initial Note is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

                  (a) Transfers to Non-QIB Institutional Accredited Investors.
The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any IAI which is not a QIB (excluding
Non-U.S. Persons):


                  (i) The Registrar shall register the transfer of any Initial
         Note if (x) the requested transfer is at least two years after the original issue date of the Initial Note or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Exhibit F.

                  (ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of U.S. Physical Notes or an interest in the QIB Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the IAI Global Note in an amount equal to (x) the principal amount at maturity of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Note so transferred or (y) the amount at maturity of the beneficial interest in the QIB Global Note to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount at maturity of the QIB Global Note).


                                                                              34

                  (iii) If the proposed transferee is entitled to receive a U.S.
         Physical Note as provided in Section 2.12 and the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of such U.S. Global Note in an amount equal to the principal amount at maturity of the beneficial interest in such U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S.
         Physical Notes of like tenor and amount.

                  (iv) If the Initial Note to be transferred consists of U.S.
         Physical Notes and the proposed transferee is entitled to receive a U.S. Physical Note as provided in Section 2.12, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S.
         Physical Notes of like tenor and amount.

                  (v) Notwithstanding any provision herein to the contrary, transfers by an IAI which is not a QIB cannot be made to any other IAI which is not a QIB.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):


                  (i) If the Note to be transferred consists of U.S. Physical
         Notes, Temporary Offshore Physical Notes, Permanent Offshore Physical
         Notes or an interest in the IAI Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has provided the Registrar with a certificate substantially in the form set forth in Exhibit H hereto.

                  (ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of U.S. Physical Notes, Temporary Offshore Physical Notes, Permanent Offshore Physical Notes or an interest in the IAI Global Note, upon receipt by the Registrar of
         (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the QIB Global Note in an amount equal to (x) the principal amount at maturity of the U.S. Physical Notes, Temporary Offshore
         Physical Notes or Permanent Offshore Physical Notes, as the case may be, to be transferred, and the Trustee


                                                                              35

         shall cancel the Physical Note so transferred or (y) the amount at maturity of the beneficial interest in the IAI Global Note to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount at maturity of the IAI Global Note).

                  (iii) If the proposed transferee is entitled to receive a U.S.
         Physical Note as provided in Section 2.12 and the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of such U.S. Global Note in an amount equal to the principal amount at maturity of the beneficial interest in such U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S.
         Physical Notes of like tenor and amount.

                  (iv) If the Initial Note to be transferred consists of U.S.
         Physical Notes, Temporary Offshore Physical Notes or Permanent Offshore
         Physical Notes and the proposed transferee is entitled to receive a U.S. Physical Note as provided in Section 2.12, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S.
         Physical Notes of like tenor and amount.

                  (c) Transfers by Non-U.S. Persons Prior to June 29, 1997. The

following provisions shall apply with respect to registration of any proposed transfer of an Initial Note by a Non-U.S. Person prior to June 29, 1997:

                  (i) The Registrar shall register the transfer of any Initial
         Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has provided the Registrar with a certificate substantially in the form set forth in Exhibit G hereto or (y) if the proposed transferee is a QIB and the proposed transferor has provided the Registrar with a certificate substantially in the form set forth in Exhibit H hereto. Unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Notes of like tenor and amount.

                  (ii) If the proposed transferee is an Agent Member in connection with a proposed transfer of an Initial Note to a QIB, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the


                                                                              36

         Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the QIB Global Note in an amount equal to the principal amount at maturity of the Temporary
         Offshore Physical Note to be transferred, and the Registrar shall cancel the Temporary Offshore Physical Notes so transferred.

                  (d) Transfers by Non-U.S. Persons on or After June 29, 1997.
The following provisions shall apply with respect to any transfer of an Initial
Note by a Non-U.S. Person on or after June 29, 1997:

                  (i)(x) If the Initial Note to be transferred is a Permanent
         Offshore Physical Note, the Registrar shall register such transfer, (y) if the Initial Note to be transferred is a Temporary Offshore Physical
         Note, upon receipt of a certificate substantially in the form set forth in Exhibit G from the proposed transferor, the Registrar shall register such transfer and (z) in the case of either clause (x) or (y), unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore
         Physical Notes of like tenor and amount.

                  (ii) If the proposed transferee is an Agent Member in connection with a proposed transfer of an Initial Note to a QIB, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the QIB Global Note in an amount equal to the principal amount at maturity of the Temporary Offshore Physical
         Note or of the Permanent Offshore Physical Note to be transferred, and the Trustee shall cancel the Physical Note so transferred.

                  (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an Initial Note to a Non-U.S. Person:

                  (i) Prior to June 29, 1997, the Registrar shall register any proposed transfer of an Initial Note to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth in Exhibit G from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more
         Temporary Offshore Physical Notes.

                  (ii) On and after June 29, 1997, the Registrar shall register any proposed transfer to any Non-U.S. Person (w) if the Initial Note to be transferred is a Permanent Offshore Physical Note, (x) if the Initial Note to be transferred is a Temporary Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Exhibit G from the proposed transferor, (y) if the Initial Note to be transferred is a U.S. Physical Note or an interest in a U.S. Global
         Note, upon receipt of a certificate substantially in


                                                                              37

         the form set forth in Exhibit G from the proposed transferor and (z) in the case of either clause (w), (x) or (y), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent
         Offshore Physical Notes of like tenor and amount.

                  (iii) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i), and
         (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of such U.S. Global Note in an amount equal to the principal amount at maturity of the beneficial interest in the U.S. Global Note to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by the paragraph of Section
2.01(c) (relating to Permanent Offshore Physical Notes) or paragraph (a)(i)(x),
(d)(i) or (e)(ii) of this Section 2.13 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (g) General. By its acceptance of any Note bearing the Private

Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement
Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.12 or this Section
2.13. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                                                              38

                                   ARTICLE III

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the paragraph of the Securities pursuant to which the redemption will occur, the Principal Amount at Maturity of Securities to be redeemed and which Series of Securities are to be redeemed. If the Company is required to redeem the Securities pursuant to paragraph 6 of the Securities the Company shall also so notify the Escrow Agent concurrently with its notification to the Trustee.

                  In the case of a redemption pursuant to paragraph 5 of the Securities, the Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. In the case of a redemption pursuant to paragraph
6 of the Securities, the Company shall give such notices to the Trustee and the Escrow Agent provided for in this Section promptly after the occurrence of a Triggering Event but at least 40 days before the redemption date unless the Trustee consents to a shorter period. Any notice delivered pursuant to paragraph
5 of the Securities shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption for determining the Holders to whom notice of redemption will be sent pursuant to Section 3.03 shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee unless the Trustee consents to a shorter period.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee in its discretion shall select the particular Securities in a given Series to be redeemed (i) in the case of a redemption pursuant to paragraph 5 of the Securities, either on a pro rata basis or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate, and (ii) in the case of a redemption pursuant to paragraph 6 of the Securities, on a pro rata basis in accordance with the respective Accreted
Values of each Security at the redemption date. The Trustee shall make the selection from Outstanding Securities not previously called for redemption. The
Trustee may select for redemption portions of the Principal Amount at Maturity of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of Principal Amount at Maturity of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for


                                                                              39

redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. In the case of a redemption pursuant to paragraph 5 of the Securities, at least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed. In the case of a redemption pursuant to paragraph 6 of the Securities, at least 30 days before the date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  Any notice delivered pursuant to this Section 3.03 shall identify the Securities to be redeemed and shall state:

                           (1) the redemption date;

                           (2) the redemption price;

                           (3) the name and address of the Paying Agent;

                           (4) that Securities called for redemption must be
                  surrendered to the Paying Agent to collect the redemption price;

                           (5) if fewer than all the Outstanding Securities are
                  to be redeemed, the identification of the particular
                  Securities to be redeemed as well as the aggregate Principal
                  Amount at Maturity of Securities to be redeemed and if any Security is being redeemed in part, the portion of the Principal Amount at Maturity of such Security to be redeemed and that after the redemption date and upon surrender of such Security a new Security or Securities will be issued of the same Series having a Principal Amount at Maturity equal to the Principal Amount at Maturity of the Security surrendered less the Principal Amount at Maturity of the portion of the Security redeemed;

                           (6) that, unless the Company defaults in making such
                  redemption payment, the Accreted Value on Securities (or portion thereof) called for redemption ceases to increase and interest, if any, thereon ceases to accrue on and after the redemption date;

                           (7) the paragraph of the Securities pursuant to which
                  the Securities called for redemption are being redeemed;


                                                                              40

                           (8) the CUSIP number printed on the Securities being
                  redeemed; and

                           (9) that no representation is made as to the
                  correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a
Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security of the same Series having a Principal Amount at Maturity equal to the Principal
Amount at Maturity of the Security surrendered less the Principal Amount at Maturity of the portion of the Security so redeemed.

                                   ARTICLE IV

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Company shall promptly pay the Principal of and interest, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture.
Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in



                                                                              41

accordance with this Indenture money sufficient to pay all Principal and interest then due. The Company shall pay interest on overdue Principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, from and after the date (the "reporting date") of effectiveness of a Registration Statement (as defined in the Registration
Agreement), the Company shall file or cause to be filed with the SEC and provide the Trustee and Holders with the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) specified in Sections 13 and 15(d) of the Exchange Act.
Prior to the reporting date, the Company shall provide the Trustee and Holders with information that is substantially similar to that required to be provided to such Persons after the reporting date. The Company also shall comply with the other provisions of TIA ss. 314(a).

                  SECTION 4.03. Limitation on Debt of the Company, Holdings and
Worldwide. The Company shall not Issue any Debt and the Company shall not permit
Holdings or Worldwide to Issue any Debt or Preferred Stock; provided, however, that the foregoing shall not prohibit the Issuance of the following Debt:

                  (1) the Securities and Debt Issued by the Company in exchange for, or the proceeds of which are used to Refinance, any Debt permitted by this clause (1); provided, however, that in the case of any Debt
         (other than the Exchange Notes) Issued in connection with a Refinancing, (x) the principal amount or, in the case of Debt Issued at a discount, the accreted value of the Debt so Issued shall, as of the date of the Stated Maturity of the Debt being Refinanced, not exceed the sum of (i) the principal amount or, if the Debt being Refinanced was Issued at a discount, the accreted value of the Debt being Refinanced as of the date of the Stated Maturity of the Debt being Refinanced and (ii) any Refinancing Costs associated with such Refinancing, and (y) the Debt so Issued shall not provide for the payment of principal or interest in cash prior to the Stated Maturity of the Securities and shall not have a Stated Maturity prior to the Stated Maturity of the Securities;

                  (2) the Holdings Notes and the LYONS; and

                  (3) Debt consisting solely of a Guarantee by the Company or Worldwide of obligations of another Person of the type referred to in clauses (i) through (vi) of the definition of "Debt", in respect of which Guarantee the holder thereof shall have no recourse to the Company or Worldwide other than


                                                                              42


         to Unrestricted Assets pledged by the Company or Worldwide to secure such Guarantee; provided, however, that this clause (3) shall not permit the Company or Worldwide to assume the obligation of such other
         Person.

                  SECTION 4.04. Limitation on Debt of Coleman and its
Subsidiaries and Limitation on Preferred Stock of Coleman. (a) The Company shall not permit Coleman or any Subsidiary of Coleman to Issue, directly or indirectly, any Debt; provided, however, that Coleman and its Subsidiaries will be permitted to Issue Debt if, at the time of such Issuance, the Consolidated
EBITDA Coverage Ratio for the period of the most recently completed four consecutive fiscal quarters ending at least 45 days prior to the date such Debt is Issued exceeds the ratio of 2.5 to 1.0.

                  (b) Notwithstanding the foregoing, Coleman and its Subsidiaries may Issue the following Debt:

                  (1) Debt Issued pursuant to the Credit Agreement, any
         Refinancing thereof or any other credit agreement, indenture or other agreement, in an aggregate principal amount not to exceed $350 million outstanding at any one time;

                  (2) Debt Issued pursuant to the Note Purchase Agreements, any
         Refinancing thereof or any other credit agreement, indenture or other agreement, in an aggregate principal amount not to exceed at any one time outstanding $360 million plus any Refinancing Costs associated with any such Refinancing; provided, however, that the Debt so Issued shall not have an Average Life shorter than the Average Life of the Debt outstanding under the Note Purchase Agreements on the Issue Date or Stated Maturity prior to the earliest Stated Maturity of the Debt outstanding under the Note Purchase Agreements on the Issue Date;

                  (3) Debt (in addition to Debt described in clauses (1) and (2) above) Issued for working capital and general corporate purposes in an aggregate principal amount at the time of such Issue which, when taken together with the aggregate principal amount then outstanding of all other Debt Issued pursuant to this clause (3), shall not exceed the sum of (i) 50% of the book value of the inventory of Coleman and its consolidated Subsidiaries and (ii) 80% of the book value of the accounts receivable of Coleman and its consolidated Subsidiaries, in each case as determined in accordance with GAAP;

                  (4) Debt of Coleman Issued to and held by a Wholly Owned
         Recourse Subsidiary and Debt of a Subsidiary of Coleman Issued to and held by Coleman or a Wholly Owned Recourse Subsidiary; provided, however, that any


                                                                              43

         subsequent Issuance or transfer of any Capital Stock that results in any such Wholly Owned Recourse Subsidiary ceasing to be a Wholly Owned

         Recourse Subsidiary or any subsequent transfer of such Debt (other than to Coleman or a Wholly Owned Recourse Subsidiary) shall be deemed, in each case, to constitute the Issuance of such Debt by Coleman or of such Debt by such Subsidiary;

                  (5) Debt (other than Debt described in clause (1), (2), (3) or
         (4) above) outstanding on the Issue Date and Debt Issued to Refinance any Debt permitted by this clause (5), by clause (7) below or by
         Section 4.04(a); provided, however, that in the case of a Refinancing,
         (x) the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt being Refinanced plus any Refinancing
         Costs associated with such Refinancing and (y) the Debt so Issued shall not have an Average Life shorter than the Average Life of the Debt being Refinanced or Stated Maturity prior to the Stated Maturity of the Debt being Refinanced;

                  (6) Debt Issued and arising out of purchase money obligations for property acquired in an amount not to exceed, for the period through December 31, 1997, $15 million, plus for each fiscal year thereafter, $15 million; provided, however, that any such amounts which are available to be utilized during any period and are not so utilized may be utilized during any succeeding period;

                  (7) Debt of a Subsidiary of Coleman Issued and outstanding on or prior to the date on which such Subsidiary was acquired by Coleman
         (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of Coleman or was acquired by Coleman);

                  (8) Non-Recourse Debt of a Non-Recourse Subsidiary; provided, however, that if any such Debt thereafter ceases to be Non-Recourse
         Debt of a Non-Recourse Subsidiary, then such event shall be deemed for the purposes of this Section 4.04 to constitute the Issuance of such Debt by the Issuer thereof; and

                  (9) Debt (in addition to Debt described in clauses (1) through (8) above and in Section 4.04(a)) in an aggregate principal amount outstanding at any time not to exceed $75 million.


                                                                              44

                  (c) The Company shall not permit Coleman to Issue any Preferred Stock; provided, however, that Coleman may Issue the following
Preferred Stock:

                  (1) Preferred Stock of Coleman Issued to and held by the Company, Holdings or Worldwide or a Wholly Owned Recourse Subsidiary of
         Coleman; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Recourse
         Subsidiary ceasing to be a Wholly Owned Recourse Subsidiary of Coleman or any subsequent transfer of such Preferred Stock (other than to the

         Company or a Wholly Owned Recourse Subsidiary of the Company or
         Holdings or Worldwide) shall be deemed, in each case, to constitute the Issuance of such Preferred Stock by Coleman; and

                  (2) Preferred Stock (other than Preferred Stock described in clause (1) but including the Preferred Stock referred to in the proviso to clause (1) above) Issued by Coleman; provided, however, that the liquidation value of any Preferred Stock Issued pursuant to this clause
         (2) shall constitute Debt of Coleman for purposes of this Section 4.04.

                  (d) To the extent Coleman or any Subsidiary of Coleman
Guarantees any Debt of Coleman or of a Subsidiary of Coleman, such Guarantee and such Debt will be deemed to be the same indebtedness and only the amount of the Debt will be deemed to be outstanding. If Coleman or a Subsidiary of Coleman
Guarantees any Debt of a Person that, subsequent to the Issuance of such Guarantee, becomes a Subsidiary, such Guarantee and the Debt so Guaranteed shall be deemed to be the same indebtedness, which shall be deemed to have been Issued when the Guarantee was Issued and shall be deemed to be permitted to the extent the Guarantee was permitted when Issued.

                  SECTION 4.05. Limitation on Restricted Payments. (a) The
Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to make any Restricted Payment if, at the time of the making of such Restricted Payment:

                  (1) a Default shall have occurred or be continuing (or would result therefrom); or


                                                                              45

                  (2) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

                           (i) 50% of Consolidated Net Income (or, if such
                  aggregate Consolidated Net Income is a deficit, minus 100% of such deficit) of the Company accrued during the period
                  (treated as one accounting period) from January 1, 1997, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment;

                           (ii) the aggregate Net Cash Proceeds from sales of
                  Capital Stock of the Company or cash capital contributions made to the Company and, without duplication, any earnings thereon or proceeds thereof to the extent invested in Temporary Cash Investments on or after the Issue Date; and

                           (iii) the amount by which Debt of the Company is
                  reduced on or after the Issue Date upon any conversion or exchange of Debt of the Company into Capital Stock of the Company which is not Redeemable Stock or Exchangeable Stock.

                  (b) Section 4.05(a) shall not prohibit the following (none of which shall be included in the calculation of the amount of Restricted Payments, except to the extent expressly provided in clause (viii) below):

                  (i) so long as no Default has occurred and is continuing or would result from such transaction, any Restricted Payment to the extent it consists of Unrestricted Assets;

                  (ii) any purchase or redemption of Capital Stock or Subordinated Obligations out of the proceeds from the substantially concurrent sale of Capital Stock;

                  (iii) any purchase or redemption of Subordinated Obligations out of the proceeds from the substantially concurrent sale of Subordinated Obligations;

                  (iv) dividends or distributions made by Coleman to the Company, Holdings or Worldwide and to its other stockholders on a pro rata basis;

                  (v) dividends or distributions made by Worldwide to the Company or Holdings;

                  (vi) dividends or distributions made by Holdings to the Company;


                                                                              46

                  (vii) dividends or distributions made by a Subsidiary of Coleman or by an Unrestricted Subsidiary to the Company, Holdings, Worldwide, Coleman or a Subsidiary of Coleman or to an Unrestricted
         Subsidiary and, if a Subsidiary of Coleman or such Unrestricted
         Subsidiary is not wholly owned, to its other stockholders pro rata to the extent they are not Affiliates of the Company (other than (w)
         Coleman, (x) a Subsidiary of Coleman, (y) an Unrestricted Affiliate and
         (z) a Permitted Affiliate);

                  (viii) dividends paid within 60 days after the date of declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or of such commitment such dividend or other Restricted
         Payment would have complied with this Section; provided, however, that at the time of payment of such dividend or the making of such Restricted Payment, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

                  (ix) purchases, redemptions, defeasances or acquisitions of Non- Recourse Debt by a Non-Recourse Subsidiary;

                  (x) dividends and distributions made by Coleman or its Subsidiaries in respect of Preferred Stock of Coleman permitted by

         Section 4.04(b) or in respect of Preferred Stock of such Subsidiaries permitted by Section 4.04(a);

                  (xi) Investments in Affiliates of the Company consisting of Debt permitted by Section 4.03(3) or Investments consisting of Debt of Unrestricted Subsidiaries;

                  (xii) so long as no Default or (so long as the LYONS Indenture is in effect) no LYONS Default has occurred and is continuing or would result from such transaction, dividends or distributions made by the Company to the extent attributable to (A) the net proceeds of the Issuance of Debt by Non- Recourse Subsidiaries, or (B) cash dividends or distributions received from Unrestricted Subsidiaries of the Company or Worldwide (other than dividends or distributions paid to Worldwide or the Company out of dividends or distributions received by Unrestricted Subsidiaries in respect of shares of Coleman Common
         Stock);

                  (xiii) so long as no Default or (so long as the LYONS
         Indenture is in effect) no LYONS Default has occurred and is continuing or would result from


                                                                              47

         such transaction, the contribution by the Company or Worldwide to an Unrestricted Subsidiary of the Withdrawn Shares;

                  (xiv) so long as no Default or (so long as the LYONS Indenture is in effect) no LYONS Default has occurred and is continuing or would result from such transaction, Restricted Payments to the extent attributable to Restricted Cash;

                  (xv) dividends or other Restricted Payments consisting solely of funds released from time to time pursuant to Section 2(k) of the Escrow Agreement to the extent such funds are not needed for the Capital Contributions (as defined in the Escrow Agreement) to be made to Worldwide;

                  (xvi) dividends or other Restricted Payments consisting solely of funds released from the Escrow Agreement after all Holdings Notes have been redeemed and all LYONS have been retired; and

                  (xvii) any Restricted Payment to the extent it consists of the disposition of any Mafco Demand Notes (as defined in the LYONS
         Indenture) after all LYONS have been retired.

                  (c) The Company or any Subsidiary of the Company may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in Section 4.05(b); provided, however, that the making of such Restricted Payment shall be conditioned upon the occurrence of such event.

                  SECTION 4.06. Limitation on Sales of Assets and Subsidiary

Stock. (a) The Company shall not, and shall not permit Holdings or Worldwide to, make any Asset Disposition.

                  (b) The Company shall not permit Coleman or any Subsidiary of Coleman (other than a Non-Recourse Subsidiary) to make any Asset Disposition unless:

                  (i) Coleman or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of Coleman, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of Coleman (including as to the value of all non-cash consideration), of the Capital Stock and assets subject to such Asset Disposition;

                  (ii) at least 75% of the consideration consists of cash, cash equivalents, readily marketable securities which Coleman intends, in good faith,


                                                                              48

         to liquidate promptly after such Asset Disposition or the assumption of liabilities (including, in the case of the sale of the Capital Stock of a Subsidiary of Coleman, liabilities of such Subsidiary) (provided, however, that in respect of an Asset Disposition, more than 25% of the consideration may consist of consideration other than cash, cash equivalents, such readily marketable securities or such assumed liabilities if (x) such Asset Disposition is approved by a majority of those members of the Board of Directors of Coleman having no personal stake in such Asset Disposition and (y) if such Asset Disposition involves aggregate consideration in excess of $10 million (with the value of any non-cash consideration being determined by a majority of those members of the Board of Directors of Coleman having no personal stake in such Asset Disposition), such Asset Disposition has been determined, in the written opinion of a nationally recognized investment banking firm, to be fair from a financial point of view to Coleman or such Subsidiary, as the case may be); and

                  (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Coleman (or such Subsidiary, as the case may be) at Coleman's election (1) to the prepayment, repayment or repurchase of Debt of Coleman or Debt of a Wholly Owned Recourse
         Subsidiary or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary (in each case other than Debt owed to (x) an Unrestricted
         Subsidiary, (y) a Non-Recourse Subsidiary or (z) an Affiliate of the
         Company which is not a Subsidiary of the Company) (whether or not the related loan commitment is permanently reduced in connection therewith), (2) to the investment by Coleman or such Wholly Owned
         Recourse Subsidiary (or, additionally in the case of an Asset
         Disposition by a Subsidiary that is not a Wholly Owned Recourse
         Subsidiary, the investment by such Subsidiary) in (x) assets to replace the assets that were the subject of such Asset Disposition, (y) assets that (as determined by the Board of Directors of Coleman, the determination of which shall be conclusive and evidenced by a resolution of such Board of Directors) will be used in the businesses of Coleman and its Wholly Owned Recourse Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the businesses of such Subsidiary) existing on the Issue Date or in businesses reasonably related thereto or (z) Temporary Cash Investments or (3) to make a Restricted Payment to Worldwide, Holdings or the Company.

                  Notwithstanding the foregoing provisions of this Section
4.06(b), Coleman and its Subsidiaries shall not be required to apply any Net
Available Cash in accordance with this Section 4.06(b) except to the extent that the aggregate Net Available Cash from all Asset Dispositions made by Coleman and its Subsidiaries which are not applied in accordance with this Section 4.06(b) exceed $10 million.


                                                                              49

                  SECTION 4.07. Limitation on Transactions with Affiliates. (a)
None of the Company, Holdings or Worldwide shall conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or with an Affiliate of any such owner.

                  (b) The Company shall not permit Coleman or any of its Subsidiaries (other than a Non-Recourse Subsidiary) to conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or with an Affiliate of any such owner unless

                  (i) the terms of such business, transaction or series of transactions are (A) set forth in writing and (B) at least as favorable to Coleman or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third Person and

                  (ii) to the extent that such business, transaction or series of transactions is known by the Board of Directors of Coleman or of such Subsidiary to involve an Affiliate of the Company or a legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or an Affiliate of such owner, then

                           (A) with respect to a transaction or series of
                  related transactions, other than any purchase or sale of inventory in the ordinary course of business, involving aggregate payments or other consideration in excess of

                  $5,000,000, such transaction or series of related transactions has been approved (and the value of any noncash consideration has been determined) by a majority of those members of the Board of Directors of Coleman having no personal stake in such business, transaction or series of transactions and

                           (B) with respect to a transaction or series of
                  related transactions, other than any distribution arrangement or any purchase or sale of inventory, in each case in the ordinary course of business (an "Exempt Transaction"), involving aggregate payments or other consideration in excess of $25,000,000 (with the value of any noncash consideration being determined by a majority of those members of the Board of Directors of Coleman having no personal stake in such


                                                                              50

                  business, transaction or series of transactions), such transaction or series of related transactions has been determined, in the written opinion of a nationally recognized investment banking firm to be fair, from a financial point of view, to Coleman or such Subsidiary.

                  (c) The provisions of Section 4.07(a) and 4.07(b) shall not prohibit:

                  (i) any Restricted Payment permitted to be paid pursuant to
         Section 4.05;

                  (ii) any transaction between Coleman and any of its Subsidiaries; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, Holdings, Worldwide, Coleman, a Wholly Owned Recourse
         Subsidiary of Coleman, a Permitted Affiliate or an Unrestricted
         Affiliate) of the Company or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, Holdings, Worldwide, Coleman, any Wholly Owned Recourse Subsidiary of Coleman or an
         Unrestricted Affiliate);

                  (iii) any transaction between Subsidiaries of Coleman;
         provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, Holdings, Worldwide, Coleman, a Wholly Owned Recourse Subsidiary of
         Coleman, a Permitted Affiliate or an Unrestricted Affiliate) of the Company or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, Holdings, Worldwide, Coleman, any Wholly Owned Recourse Subsidiary of Coleman or an Unrestricted
         Affiliate);

                  (iv) any transaction between Coleman or a Subsidiary of

         Coleman and its own employee stock ownership plan;

                  (v) any transaction with an officer or director of any Subsidiary of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director); provided, however, such officer holds, directly or indirectly, no more than 10% of the outstanding Capital
         Stock of the Company;

                  (vi) any business or transaction with an Unrestricted
         Affiliate;


                                                                              51

                  (vii) any transaction pursuant to which Mafco Holdings will provide the Company and its Subsidiaries at their request and at the cost to Mafco Holdings with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services;

                  (viii) any transaction contemplated by the Escrow Agreement, the Securities Loan Agreement or the Tax Sharing Agreements;

                  (ix) any Guarantee Issued by the Company or Worldwide permitted by Section 4.03(3); and

                  (x) the Mergers.

                  SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to their Put Amount as of the date of repurchase, plus accrued and unpaid interest, if any, to the date of repurchase in accordance with the terms contemplated in
Section 4.08(b).

                  (b) Within 45 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest, if any, to the date of repurchase;

                  (2) the circumstances and relevant facts regarding such Change of Control;

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its

         Securities repurchased.

                  (c) Holders electing to have a Security repurchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business
Days prior to the repurchase date, a facsimile


                                                                              52

transmission or letter setting forth the name of the Holder, the Principal
Amount at Maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the repurchase date, all Securities repurchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the repurchase price to the Holders entitled thereto.
Upon surrender of a Security that is repurchased under this Section in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof
(at the Company's expense) a new Security having a Principal Amount at Maturity equal to the Principal Amount at Maturity of the Security surrendered less the portion of the Principal Amount at Maturity of the Security repurchased.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.09. Limitation on Other Business Activities. (a) The
Company shall not engage in any trade or business other than the ownership of the Capital Stock of Coleman, Worldwide and Holdings and one or more
Unrestricted Subsidiaries.

                  (b) The Company shall not permit Holdings to engage in any trade or business other than the ownership of the Capital Stock of Coleman and Worldwide.

                  (c) The Company shall not permit Worldwide to engage in any trade or business other than the ownership of the Capital Stock of Coleman and one or more Unrestricted Subsidiaries.

                  SECTION 4.10. Required Stock Ownership; Limitation on Liens.
(a) The Company shall at all times be, or cause Worldwide to be, the legal and beneficial owner of the Coleman Pledged Shares. The Company shall at all times be, or cause Worldwide together with the Company to be, the legal and beneficial owner of at least a majority of the voting power of the Voting Stock of Coleman
(including the Coleman Pledged Shares) (treating Coleman Pledged Shares, any

Coleman Common Stock pledged for the benefit of the holders of LYONS or Holdings
Notes or subject to any other Lien permitted by this Section 4.10 and any Coleman Common Stock subject to or lent pursuant to the Securities Loan
Agreement as held legally and beneficially by


                                                                              53

the Company or Worldwide); provided, however, that the Company and Worldwide will be deemed to be the legal and beneficial owner of any Coleman Common Stock held of record by a nominee for Depositary Trust Company ("DTC") or any other public clearing corporation (a "public clearing corporation" is any member of the Federal Reserve System registered as a clearing agency pursuant to the provisions of Section 17A of the Exchange Act), if the books of DTC or such other public clearing corporation, as the case may be, show that such Coleman
Common Stock is held solely for the account of the Company or Worldwide, subject to any Lien permitted by this Section 4.10. The Company shall at all times prior to the Holdings Merger be the legal and beneficial owner of 100% of the Capital
Stock of Holdings. The Company shall at all times prior to the Worldwide Merger be, or cause Holdings to be, the legal and beneficial owner of 100% of the Capital Stock of Worldwide.

                  (b) The Company shall not create or permit to exist any Lien on the Collateral directly owned by it, other than the Lien of this Indenture.
The Company shall not permit Worldwide to create or permit to exist any Lien on the Collateral directly owned by Worldwide, other than the Lien of (or with respect to) the Holdings Indenture, the LYONS Indenture or this Indenture.

                  (c) The Company shall not create or permit to exist any Lien to secure Debt of the Company on terms more favorable to the holders of such Debt than the terms of the collateral for the Securities in this Indenture, including the initial loan to value ratio in respect of such Debt compared to the initial loan to value ratio of the Collateral in respect of the Securities, unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Debt with a Lien on the same assets securing such Debt for so long as such Debt is secured by such Lien; provided, however, that, if such Debt is a Subordinated Obligation, the Lien securing such Debt shall be subordinate and junior to the Lien securing the Securities with the same or lesser relative priority as such Subordinated Obligation shall have with respect to the Securities; provided further, however, that this Section
4.10(c) shall not apply to Liens created as permitted by Section 4.03(3).

                  (d) The limitations set forth in this Section 4.10 shall not be applicable from and after the time that all the Collateral shall have been released from the Lien of this Indenture pursuant to Article XI.

                  SECTION 4.11. Holdings Notes Redemption; LYONS Retirement. The
Company shall cause (i) Holdings to redeem all of the Holdings Notes by no later than July 31, 1997, and (ii) Worldwide to redeem or otherwise retire all of the LYONS by no later than June 10, 1998; provided that, in each case, no Triggering
Event shall have occurred and be continuing.



                                                                              54

                  SECTION 4.12. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4). The Trustee shall have no responsibility or obligation to monitor the Company's compliance with its obligations set forth in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08(a), (b), (c), (d) (only with respect to the Company's obligation to pay the purchase price to the Holders entitled thereto) and (e), 4.09, 4.10 and 4.11 or whether a Change of Control has occurred.

                  SECTION 4.13. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE V

                                Successor Company

                  SECTION 5.01. When Company May Merge or Transfer Assets. (a)
The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (if not the Company) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (ii) except in the case of either Merger, immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) except in the case of either Merger, immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall


                                                                              55

         have a Consolidated Net Worth in an amount which is not less than the

         Consolidated Net Worth of the Company immediately prior to such transaction; and

                  (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  (b) The resulting, surviving or transferee Person shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.

                  (c) Following consummation of the Holdings Merger, the provisions of Article IV restricting the activities of Holdings shall not be applicable to the surviving corporation. Following consummation of the Worldwide
Merger, the provisions of Article IV restricting the activities of Worldwide shall not be applicable to the surviving corporation.

                                   ARTICLE VI

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest, if any, on any Security when the same becomes due and payable and such default continues for a period of 30 days;

                  (2) the Company (i) defaults in the payment of the Principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                  (3)(i) the Company fails to comply with Section 5.01, (ii) the Company fails to comply with Section 4.10(a) or 4.11 or (iii) the Trustee shall fail to have a perfected security interest in the Collateral;


                                                                              56

                  (4) the Company fails to comply with Section 4.02, 4.03, 4.04,
4.05, 4.06, 4.07, 4.08 (other than a failure to purchase Securities), 4.09 or
4.10(b) and such failure continues for 30 days after the notice specified below;

                  (5) the Company fails to comply with any of its agreements in the Securities or this Indenture or the Escrow Agreement (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for, or any of the Company's or Worldwide's representations and warranties set forth in
Section 11.03 proves to have been materially false at the time it was made and is not cured within, 60 days after the notice specified below;


                  (6) Debt of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25,000,000 or its foreign currency equivalent and such default continues for 5 days after the notice specified below;

                  (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant
         Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Significant
         Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;


                                                                              57

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money in excess of $25,000,000 is entered against the Company or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below; or

                  (10) Worldwide fails to pay when due the purchase price of LYONS tendered to it by and at the option of the holders thereof pursuant to the terms of the LYONS Indenture and the total purchase price of such LYONS that is unpaid exceeds $25 million.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term
"Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4), (5), (6) or (9)(B) is not an Event of Default until the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6) or (9)(B), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at


                                                                              58

least 25% in Principal Amount at Maturity of the Securities by notice to the Company and the Trustee may declare the Accreted Value of and accrued interest
(if any) on all the Securities as of the date of such declaration (collectively, the "Default Amount") to be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the Default Amount on all the Securities as of the date of such Event of Default shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The
Holders of a majority in Principal Amount at Maturity of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing
Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.


                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.
A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in Principal Amount at Maturity of the Securities by notice to the Trustee and the Company may waive an existing Default and its consequences except (i) a Default in the payment of the Principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in Principal Amount at Maturity of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not

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                                                                              59

inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in Principal Amount at Maturity of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in Principal Amount at Maturity of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or (except as expressly provided herein) priority over another Securityholder.

                  SECTION 6.07. Rights of Holders To Receive Payment. Notwith standing any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of
Default in payment of interest or Principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal and interest, if any, remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section
7.07.


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                                                                              60

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may, but shall have no obligation to, file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may, but shall have no obligation to, vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders of First Priority Initial Notes and First
         Priority Exchange Notes for amounts due and unpaid on such Securities for Principal and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Principal and interest, if any, respectively;


                  THIRD: to Holders of Second Priority Initial Notes and Second
         Priority Exchange Notes for amounts due and unpaid on such Securities for Principal and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Principal and interest, if any, respectively; and

                  FOURTH: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date (which shall be not less than one Business Day following the record date) and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing
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                                                                              61

by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including rea sonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder for the enforcement of the payment of the Principal of, or interest (if any) on, any Security on or after the respective due dates expressed in such Security or a suit by Holders of more than 10% in Principal Amount at Maturity of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company
(to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

                  (b) Except during the continuance of an Event of Default:


                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such opinions or certificates which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine


                                                                              62

         the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (g) Every provision of this Indenture relating in any way to the Trustee or its conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of each paragraph of this Section and Section 7.02 (unless expressly not applicable) and to the provisions of the TIA.


                  SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper
Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any


                                                                              63

action it takes or omits to take in good faith in reliance on the Officers'
Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the Securities or of the proceeds from the Securities, and it shall not be responsible for any statement in the Indenture or in any document Issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.


                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of Principal of or interest, if any, on any Security, the Trustee


                                                                              64

may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending each May 15 and shall be transmitted by the next succeeding each August 15. The Trustee also shall comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing from time to time by the Company and the Trustee for its services. The
Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.
Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee and each of the Trustee's agents, officers, directors, employees and stockholders (each an "indemnitee") against any and all loss, liability, damage, claim or expense (including attorneys' fees and expenses) incurred by each indemnitee in connection with the acceptance or administration of this trust and the performance of its duties hereunder. Each indemnitee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and any or all indemnitees may have separate counsel and the Company shall pay the fees and expenses of any such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by any indemnitee through its own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest, if any, on particular Securities.


                                                                              65

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in Principal
Amount at Maturity of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company, is removed by Holders of a majority in Principal Amount at Maturity of the Securities and they do not promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor
Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not accept appointment within 60 days after the retiring Trustee tenders its resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in Principal Amount at Maturity of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.


                                                                              66


                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss.
310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against
Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.



                                                                              67

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities;
Defeasance. (a) When (i) the Company delivers to the Trustee all Outstanding
Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all Outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all Outstanding Securities, including interest thereon, if any (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections
4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 5.01(iii) and
Article XI and Guarantor's obligations under Articles X and XI and the operation of Section 6.01(3)(ii) and (iii), 6.01(4), 6.01(6), 6.01(7) (with respect to
Significant Subsidiaries only), 6.01(8) (with respect to Significant
Subsidiaries only), 6.01(9) and 6.01(10) ("covenant defeasance option"). The
Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in 6.01(3)(ii) and
(iii), 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only), 6.01(9) and 6.01(10) or because of the failure of the Company to comply with clause (iii) of
Section 5.01 or with Article XI or because of Guarantor's failure to comply with
Article X or XI.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obliga tions that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and
8.06



                                                                              68

shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of Principal and interest, if any, on the Securities to maturity or redemption, as the case may be (it being understood that any U.S. Government Obligations previously deposited with the Trustee pursuant to Section 11.05(g) may be designated for this purpose);

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest, if any, when due on all the Secur ities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period; provided, however, that the foregoing condition need not be met if at the time of the deposit, the Company delivers to the Trustee either (x) an Officers' Certificate to the effect set forth in clause
         (y)(II) below together with an Opinion of Counsel (which may rely on such Officers' Certificate as to the matters stated therein) to the effect that such deposit would not constitute a preference that could be avoided under Section 547 of Title 11, United States Code, notwithstanding that 123 days have not passed since the date of the deposit, or (y) an Officers' Certificate to the effect that the Market
         Value, determined as of the date of the deposit, of the Collateral (I) is greater than the Accreted Value of the then-Outstanding Securities at the end of such 123-day period and (II) is greater than the fair market value, determined as of the date of deposit, of the money or U.S. Government Obligations being deposited;

                  (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                  (5) the deposit does not constitute a default under any other agreement binding on the Company;


                                                                              69

                  (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (9) the Company delivers to the Trustee an Officers'
         Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

                  Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (2), (3), (4), (5), (6), (7) and (8) need not be satisfied so long as, at the time the Company makes the deposit described in paragraph (1), (i) no Default under Section 6.01(1), 6.01(2), 6.01(7) or 6.01(8) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed pursuant to Section 3.03 providing for redemption of all the Securities 40 days after such mailing and the provisions of Section 3.01 with respect to such redemption shall have been complied with or (y) the Stated
Maturity of the Securities will occur within 40 days. If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its covenant defeasance option.


                                                                              70

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S.
Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal of and interest, if any, on the

Securities.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying
Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Principal or interest, if any, that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The
Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the Principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government
Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest, if any, on or Principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                                                              71

                                   ARTICLE IX

                                   Amendments

                  SECTION 9.01. Without Consent of Holders. The Company and the
Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article V;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are Issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated
         Securities are described in Section 163(f)(2)(B) of the Code;


                  (4) to add Guarantees with respect to the Securities or to secure (or provide additional security for) the Securities;

                  (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the cash interest provisions and transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any Outstanding Initial Notes, as a single issue of securities;

                  (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA or to otherwise comply with the TIA; or

                  (8) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

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                                                                              72

                  SECTION 9.02. With Consent of Holders. The Company and the
Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in Principal Amount at Maturity of the Outstanding Securities. However, without the consent of each Securityholder affected, an amendment may not:

                  (1) reduce the Principal Amount at Maturity of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest, if any, on any Security;

                  (3) reduce the Principal of or extend the Stated Maturity of any Security or reduce the Accreted Value, Put Amount, Due Amount or
         Default Amount of any Security;

                  (4) reduce the premium or amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;

                  (5) make any Security payable in money other than that stated in the Security;


                  (6) make any change in Article XI that adversely affects such Securityholder;

                  (7) make any change in Section 4.08 relating to the date by which the Company must purchase, or in the obligation of the Company to purchase, tendered shares, the definition of Change of Control, 6.04 or
         6.07 or the second sentence of this Section; or

                  (8) make any change to paragraph 6 of the Securities or the definition of Triggering Event.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

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                                                                              73

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amend ment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers.
Any amendment to this Indenture or the Securities shall become effective in accordance with its terms when executed and delivered by the Company and the Trustee provided that the Company has received the requisite consents prior thereto. The Company shall not be obligated to execute any such amendment regardless of whether such consents have been received. Any waiver shall become effective when the requisite consents have been received or such later time as the Company may elect by notice to the Trustee. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent
Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation prior to the time that the Company receives the requisite number of consents to such proposed amendment or waiver. After an amendment or waiver becomes effective, it shall bind every Securityholder. A consent to any amendment or waiver hereunder by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were

Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall Issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to Issue a new Security shall not affect the validity of such amendment.


                                                                              74

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Company, any
Affiliate of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

                                    ARTICLE X

                              Non-Recourse Guaranty

                  SECTION 10.01. Guaranty. The Guarantor, as primary obligor and not merely as surety, hereby irrevocably and unconditionally guarantees the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations of the Company now or hereafter existing under this Indenture whether for Principal of or interest (if any) on the Securities, expenses, indemnification or otherwise (all such Obligations guaranteed hereby by the Guarantor being the "Guaranteed Obligations"). The guaranty of the Guarantor under this Article X is herein referred to as this "Guaranty".

                  Notwithstanding anything herein to the contrary, the Guarantor's liability under this Article X and Article XI shall be limited to the Coleman Collateral provided by it and any Substitute Collateral provided by it and the proceeds realized by the Trustee upon the sale or other realization of such Coleman Collateral and Substitute Collateral and pledged pursuant to
Article XI, it being understood that it is the intention of the foregoing that this Guaranty otherwise is a nonrecourse obligation of the Guarantor and that the Trustee's and the Holders' rights to recover against the Guarantor hereunder shall be limited solely to the Coleman Collateral provided by it and any Substitute Collateral provided by it and the proceeds realized by the Trustee


                                                                              75

upon the sale or other realization of such Coleman Collateral and Substitute
Collateral and pledged pursuant to Article XI.

                  Subject to the limited recourse set forth in the immediately preceding paragraph, the Guarantor agrees to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Article X with respect to the Guarantor.

                  Without limiting the generality of the foregoing, this Guaranty guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by the Company under this Indenture or the Securities but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

                  SECTION 10.02. Guaranty Absolute. This Guaranty is irrevocable, absolute, present and unconditional. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee or the Holders with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or any other guarantor or whether the Company or any other guarantor is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of this Indenture or the Securities with respect to the Company or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Company or otherwise;

                  (c) the failure to give notice to the Guarantor of the occurrence of a Default under the provisions of this Indenture or the

         Securities;


                                                                              76

                  (d) any taking, exchange, release or nonperfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed
         Obligations;

                  (e) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other assets of the Company;

                  (f) any failure, omission, delay by or inability on the part of the Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in this Indenture or the Securities;

                  (g) any change in the corporate structure, or termination, dissolution, consolidation or merger of the Company or any guarantor with or into any other entity, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or any Guarantor, the marshaling of the assets and liabilities of the Company or any guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting the Company or any guarantor, or any of the assets of any of them;

                  (h) the assignment of any right, title or interest of the Trustee or any Holder in this Indenture or the Securities to any other
         Person; or

                  (i) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor, other than payment in full of the Guaranteed Obligations; it being the intent of the Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Indenture or the Securities, subject to the second paragraph of Section
         10.01.

                  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance with respect to any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee, any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made or occurred. The obligations of the Guarantor under this Guaranty shall not be subject to reduction, termination or other impairment by any set-off, recoupment, counterclaim or defense or for any other reason.


                                                                              77

                  SECTION 10.03. Waivers. The Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

                  (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty;

                  (b) any requirement that the Trustee, any Holder or any other
         Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any Collateral, or obtain any relief pursuant to this Indenture or pursue any other available remedy;

                  (c) all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Indenture or the Securities;

                  (d) any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee or any Holder which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Company or any other Person or any Collateral;
         and

                  (e) any duty on the part of the Trustee or any Holder to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of the Company and its assets now known or hereafter known by the Trustee or such Holder.

                  SECTION 10.04. Waiver of Subrogation and Contribution. Until this Indenture has been discharged, the Guarantor hereby irrevocably waives any claim or other right which it may now or hereafter acquire against the Company or any guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Trustee or any Holder against the Company or any guarantor or any Collateral which the Trustee or any Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Trustee, and the Holders, and shall forthwith be paid to the Trustee for the benefit of the



                                                                              78

Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Indenture. The
Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waivers set forth in this Section 10.04 are knowingly made in contemplation of such benefits.

                  SECTION 10.05. Certain Agreements. The Guarantor covenants and agrees that, as a condition to the acceptability of this Guaranty to the Trustee and the Holders, the Guarantor will:

                  (a) comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include paying when due all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith; and

                  (b) except as contemplated by the Worldwide Merger, preserve and maintain its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Guarantor shall not be required to preserve any right or franchise if the Board of Directors of the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor and the loss thereof is not disadvantageous in any material respect to the Guarantor or the Holders.

                  SECTION 10.06. No Waiver; Cumulative Remedies. No failure on the part of the Trustee or any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Trustee and the Holders shall have all the rights and remedies granted in this Indenture and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Company or the Guarantor, or any Collateral, subject in the case of the Guarantor to the limited recourse set forth in the second paragraph of Section 10.01.

                  SECTION 10.07. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the earliest of (i) the release of all the Coleman Collateral and all the Substitute
Collateral, if any, provided by the Guarantor pursuant to Article XI, (ii) the sale or other disposition of all the Coleman Collateral and all the Substitute
Collateral, if any, provided by the Guarantor and the application of the proceeds thereof in accordance with this Indenture and (iii) the consummation of the Worldwide Merger, (b) be binding upon the Guarantor and


                                                                              79


(c) enure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

                  SECTION 10.08. Severability. Any provision of this Article X which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non- authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                                   ARTICLE XI

                        Security And Pledge Of Collateral

                  SECTION 11.01. Grant of Security Interest. (a) To secure the full and punctual payment when due and the full and punctual performance of the Obligations, the Company hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its right, title and interest in and to the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence, other than such of the following which are released from the Lien of this Indenture pursuant to Section 11.05 (the "Holding Company Collateral"):

                  (i) all the shares of Capital Stock of Holdings, which on the date hereof are identified on Schedule I hereto (the "Holdings Pledged
         Shares");

                  (ii) all the shares of Capital Stock of Worldwide delivered to the Trustee pursuant to Section 11.04(i) (the "Worldwide Pledged
         Shares");

                  (iii) all certificates representing any of the Holdings
         Pledged Shares or the Worldwide Pledged Shares;

                  (iv) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in an exchange for any of the Holdings
         Pledged Shares or the certificates therefor (collectively with the Holdings Pledged Shares and the certificates therefor, the "Holdings
         Collateral"); and

                  (v) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in an exchange for any of the Worldwide
         Pledged Shares or the certificates


                                                                              80

         therefor (collectively with the Worldwide Pledged Shares and the certificates therefor, the "Worldwide Collateral").

                  (b) To secure the full and punctual payment when due and the full and punctual performance of the Obligations and the Guaranteed Obligations, respectively, each of the Company and Worldwide hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its right, title and interest in and to the following property, whether nor owned by the Company or Worldwide, as the case may be, or thereafter acquired and whether now existing or hereafter coming into existence, other than such of the following which are released from the Lien of this Indenture pursuant to Section
11.05 (the "Coleman Collateral"):

                  (i) the shares of Coleman Common Stock identified on Schedule
         I hereto and all other shares of Coleman Common Stock delivered to the Trustee pursuant to Section 11.04(ii), (iii) or (iv) (the "Coleman
         Pledged Shares", which term shall exclude Withdrawn Shares);

                  (ii) all certificates representing any of the Coleman Pledged
         Shares; and

                  (iii) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in an exchange for any of the foregoing.

                  (c) To secure the full and punctual payment when due and the full and punctual performance of the Obligations and the Guaranteed Obligations, respectively, each of the Company and Worldwide hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its right, title and interest in and to the following property, whether now owned by the Company or Worldwide (as the case may be) or hereafter acquired and whether now existing or hereafter coming into existence, other than such of the following which are released from the Lien of this Indenture pursuant to Section
11.05 (the "Substitute Collateral"):

                  (i) all money and securities deposited with the Trustee pursuant to Section 11.05(g); and

                  (ii) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for the foregoing.

                  (d) Holding Company Collateral, Coleman Collateral, and
Substitute Collateral are hereinafter collectively referred to as "Collateral," and Holdings Pledged


                                                                              81

Shares, Worldwide Pledged Shares and Coleman Pledged Shares are hereinafter collectively referred to as the "Pledged Shares".

                  SECTION 11.02. Delivery of Collateral. Any and all certificates or instruments representing or evidencing Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right, at any time after the occurrence and during the continuance of an Event of Default, in its discretion and, except in the case of the Coleman Pledged Shares, without notice to the Company or Worldwide, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of different denominations.

                  SECTION 11.03. Representations and Warranties. Each of the
Company and Worldwide hereby represents and warrants as follows:

                  (a) It is the record and beneficial owner of the Pledged
Shares described on Schedule I (as the same may be revised from time to time pursuant to Section 11.04) as being owned by it, free and clear of any Lien, except for the Lien created by this Indenture, the Holdings Indenture or the LYONS Indenture, as the case may be.

                  (b) It has or will have, full corporate power, authority and legal right to pledge all the Pledged Shares described on Schedule I (as the same may be revised from time to time pursuant to Section 11.04) as being owned by it and all other Collateral pledged by it pursuant to this Indenture.

                  (c) The Pledged Shares described on Schedule I (as the same may be revised from time to time pursuant to Section 11.04) as being owned by it have been or will be, duly authorized and are validly issued, fully paid and non-assessable.

                  (d) The pledge in accordance with the terms of this Indenture of the Pledged Shares described on Schedule I (as the same may be revised from time to time pursuant to Section 11.04) as being owned by it creates or will create, as the case may be, a valid and perfected first priority Lien on such Pledged Shares, securing payment of the Obligations or the Guaranteed
Obligations, as the case may be.

                  (e) (i) The Holdings Pledged Shares constitute 100% of the
Capital Stock of Holdings, (ii) the Worldwide Pledged Shares will constitute
100% of the

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                                                                              82

Capital Stock of Worldwide, and (iii) as of the date of the Worldwide Merger, the Coleman Pledged Shares will constitute all of the Coleman Common Stock owned by the Company.

                  (f) At the date of this Indenture, there are no existing options, warrants, calls or commitments of any character relating to any authorized and unissued Capital Stock of Holdings or Worldwide.

                  SECTION 11.04. Further Assurances. Each of the Company and
Worldwide agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the foregoing, (i) upon the consummation of the Holdings Notes Redemption, the Company shall deliver, or shall cause Holdings to pledge and deliver, to the Trustee all shares of Capital Stock of Worldwide and provide to the Trustee a revised
Schedule I, (ii) on the date of any release from the Lien of the LYONS Indenture or the Holdings Indenture of any shares of Coleman Common Stock, Worldwide shall deliver to the Trustee all shares of Coleman Common Stock so released (other than any Delivered Shares) and provide to the Trustee a revised Schedule I,
(iii) from time to time as they become available to be pledged to the Trustee, Worldwide shall deliver to the Trustee any other shares of Coleman Common Stock owned or acquired by it and not previously delivered to the Trustee and provide to the Trustee a revised Schedule I, (iv) upon receipt thereof, the Company shall deliver to the Trustee any shares of Coleman Common Stock acquired by the Company and not previously delivered to the Trustee and provide to the Trustee a revised Schedule I, and (v) at the time of any release of any Coleman Pledged
Shares pursuant to Section 11.05, the Company or Worldwide shall provide to the Trustee a revised Schedule I. Any such revised Schedule I shall reflect any changes made necessary by the applicable delivery or release, at which time each of the Company and Worldwide shall be deemed to make its representations and warranties set forth in Section 11.03(a)-(e) with respect to Schedule I, as so revised.

                  SECTION 11.05. Dividends; Voting Rights; Substitution and
Partial Release of Collateral.

                  (a) Each of the Company and Worldwide shall promptly deliver to the Trustee all dividends and other distributions paid in respect of the Pledged Shares and any Substitute Collateral. All such dividends and other distributions shall be held by the Trustee as Collateral and shall, if received by the Company or Worldwide, be received in trust for the benefit of the Trustee, be segregated from the other property or


                                                                              83

funds of the Company or Worldwide and be forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorsement). Any cash dividends or distributions delivered to or otherwise held by the Trustee pursuant to this Section 11.05, and any other cash constituting Collateral delivered to the Trustee, shall be invested, at the written direction of the Company or Worldwide, by the Trustee in Temporary Cash Investments.

                  (b) [Reserved]

                  (c) As long as no Default shall have occurred and be continuing and until written notice thereof from the Trustee to the Company, the Company or Worldwide shall be entitled to exercise any and all voting and other consensual rights relating to Pledged Shares or any part thereof for any purpose; provided, however, that no vote shall be cast, and no consent, waiver or ratification given or action taken, which would be inconsistent with or violate any provision of this Indenture or the Securities.

                  (d) Upon the occurrence and during the continuance of a Default, all rights of the Company or Worldwide to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to
Section 11.05(c) shall cease upon notice from the Trustee to the Company and upon the giving of such notice all such rights shall thereupon be vested in the Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights.

                  (e) In order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section
11.05(d), and to receive all dividends and distributions which it may be entitled to receive under Section 11.05(a), the Company or Worldwide shall, if necessary, upon written notice of the Trustee, from time to time execute and deliver to the Trustee such instruments as the Trustee may reasonably request.

                  (f) As long as no Default shall have occurred and be continuing, prior to the discharge or defeasance of this Indenture and after all Holdings Notes have been redeemed and all LYONS have been retired, the Company or Worldwide, as applicable, shall be entitled from time to time to request the Trustee to release all or a portion of the Coleman Collateral subject to the Lien of this Indenture; provided, however, that (i) such request (a "Collateral
Release Request") must be in writing and accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to the release of such Coleman Collateral pursuant to this Section 11.05(f) have been complied with, (ii) the date of such Collateral Release Request (the "Determination
Date") is not more than five Business Days prior to the date of the release requested thereunder and (iii) either (x) the conditions set forth in

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                                                                              84

Section 11.05(g) are met or (y) the conditions set forth in Section 11.05(k) are met. Any such Collateral Release Request shall specify whether Worldwide or the Company (as the case may be) intends to meet the conditions set forth in Section
11.05(g) or 11.05(k). Upon satisfaction of the foregoing conditions, the Lien of this Indenture on such Coleman Collateral to be released shall terminate and all such Collateral shall be released without any further action on the part of the Trustee or any other Person.

                  (g) No Coleman Collateral shall be released from the Lien of this Indenture pursuant to any Collateral Release Request which specifies that the conditions of this Section 11.05(g) are to be met unless:

                  (i) the Company or Worldwide deposits with the Trustee money or U.S. Government Obligations for the payment of the Principal Amount at Maturity and interest, if any, on the Securities or the Applicable
         Portion thereof;

                  (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay the Principal
         Amount at Maturity and interest, if any, when due on all the Securities or the Applicable Portion thereof to maturity;

                  (iii) no Default or (so long as the LYONS Indenture is in effect) no LYONS Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                  (iv) the ratio of (A) the Market Value, determined as of the Determination Date relating to such Collateral Release Request, of the Coleman Collateral that will remain, if any, subject to the Lien of this Indenture immediately following such release to (B) the aggregate
         Accreted Value of the Securities (other than the Applicable Portion thereof and other than any Securities the payment of which has theretofore been provided pursuant to clause (i) of this Section
         11.05(g)) Outstanding as of such Determination Date is (x) at least equal to the ratio of the Market Value, determined as of such Determination Date, of the Coleman Collateral subject to the Lien of this Indenture immediately prior to such release to the aggregate
         Accreted Value of the Securities (including the Applicable Portion thereof but excluding Securities the payment of which has theretofore been provided pursuant to clause (i) of this Section 11.05(g))
         Outstanding as of such Determination Date, but is (y) in no event less than 1.5 to 1.00;


                                                                              85

                  (v) the Market Value, determined as at the Determination Date relating to such Collateral Release Request, of the Coleman Collateral that will remain, if any, subject to the Lien of this Indenture immediately following such release is at least equal to the aggregate
         Principal Amount at Maturity of the Securities (other than the Applicable Portion thereof and other than any Securities the payment of which has theretofore been provided pursuant to clause (i) of this
         Section 11.05(g)) Outstanding as of such Determination Date;

                  (vi) as of the Determination Date relating to such Collateral
         Release Request, the Company will be in compliance with Section 4.10(a) after giving effect to such release and to the deposit pursuant to clause (i) of this Section 11.05(g) with respect to the Applicable
         Portion of the Securities;

                  (vii) unless the Company provides an Officers' Certificate to the effect that the Market Value of the Coleman Collateral to be released pursuant to such Collateral Release Request (the "Applicable
         Collateral") is greater than the fair market value, determined as of such Determination Date, of the money or U.S. Government Obligations being deposited, 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company or Worldwide occurs which is continuing at the end of the period;

                  (viii) the Company delivers to the Trustee an Opinion of Counsel to the effect that the Person providing such Substitute
         Collateral does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (ix) the deposit does not constitute a default under any other agreement binding on the Company or Worldwide; and

                  (x) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit of U.S. Government Obligations and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit had not occurred.

                  For purposes of this Section 11.05, the "Applicable Portion" shall mean, with respect to any Collateral Release Request, Securities having an aggregate Principal Amount at Maturity equal to the product of (A) the aggregate
Principal Amount at Maturity of Securities Outstanding as of the Determination
Date relating to such Collateral Release Request (after deducting therefrom the aggregate Principal Amount


                                                                              86

at Maturity of Securities the payment of which has theretofore been provided pursuant to clause (i) of this Section 11.05(g)) and (B) a fraction, the numerator of which is the Market Value, determined as of such Determination
Date, of the Applicable Collateral and the denominator of which is the aggregate
Market Value of all Coleman Collateral at such time. The Series deemed to be included in the Applicable Portion and all prior Applicable Portions are, first, any First Priority Initial Notes and First Priority Exchange Notes then
Outstanding and, second, any Second Priority Initial Notes and Second Priority
Exchange Notes then Outstanding.

                  (h) Notwithstanding anything to the contrary in Section
11.05(f), (g), (k) or (l), upon satisfaction by the Company of the conditions set forth in Article VIII to its legal defeasance option, its covenant defeasance option or to the discharge of this Indenture, the Lien of this Indenture on all the Collateral shall terminate and all the Collateral shall be released without any further action on the part of the Trustee or any other
Person. Upon the release from the Lien of this Indenture of all the Coleman
Collateral pursuant to Section 11.05, the Lien of this Indenture on all the Holding Company Collateral shall terminate and all the Holding Company
Collateral shall be released without any further action on the part of the Trustee or any other Person. Upon the release of any Collateral pursuant to this
Article XI, the Trustee shall execute and deliver to the Company an instrument or instruments acknowledging the release of such Collateral from this Indenture and the discharge of the Lien on such Collateral created by this Article XI, and will duly assign, transfer and deliver to the Company or Worldwide (without recourse and without any representation or warranty) such Withdrawn Collateral.

                  (i) Any Coleman Pledged Shares which are released from the Lien of this Indenture shall be referred to herein as "Withdrawn Shares" and, together with any cash or instruments or other Collateral which are released from the Lien of this Indenture, as "Withdrawn Collateral".

                  (j) [Reserved]

                  (k) In connection with or after (x) any redemption of less than all the Securities or (y) any delivery by the Company of less than all the Securities for cancellation, as long as no Default shall have occurred and be continuing, the Company shall be entitled to deliver a Collateral Release
Request to the Trustee to release a pro rata portion of the Coleman Collateral subject to this Indenture; provided, however, that:

                  (i) the ratio of (A) the Market Value, determined as of the Determination Date relating to such Collateral Release Request, of the Coleman Collateral that will remain subject to the Lien of this Indenture immediately


                                                                              87

         following such release to (B) the aggregate Accreted Value of the Securities (other than Securities the payment of which has theretofore been provided pursuant to clause (i) of Section 11.05(g)) Outstanding as of such Determination Date after giving effect to such redemption or delivery for cancellation shall be (x) at least equal to the ratio of the Market Value, determined as of such Determination Date, of the Coleman Collateral subject to the Lien of this Indenture immediately prior to such release to the aggregate Accreted Value of the Securities
         (other than Securities the payment of which has theretofore been provided pursuant to clause (i) of Section 11.05(g)) Outstanding as of such Determination Date prior to giving effect to such redemption or delivery, but shall (y) in no event be less than 1.5 to 1.00;

                  (ii) the Market Value, determined as at the Determination Date relating to such Collateral Release Request, of the Coleman Collateral that will remain, if any, subject to the Lien of this Indenture immediately following such release is at least equal to the aggregate
         Principal Amount at Maturity of the Securities (other than any Securities the payment of which has theretofore been provided pursuant to clause (i) of Section 11.05(g)) Outstanding as of such Determination
         Date after giving effect to such redemption or delivery; and

                  (iii) as of the Determination Date relating to such Collateral
         Release Request, the Company will be in compliance with Section 4.10(a) after giving effect to such release and to such redemption or delivery.

                  (l) In connection with a redemption of Securities pursuant to paragraph 5 of the Securities or in connection with any purchase of Securities pursuant to Section 4.08 or in connection with the payment at maturity of the

Principal Amount at Maturity of the Securities, the Company or Worldwide shall be entitled to request the Trustee to release Substitute Collateral having a fair market value on such redemption date or purchase date equal to an amount necessary in whole or in part to pay the redemption price or purchase price of the Securities to be redeemed or purchased or to pay at maturity the Principal
Amount at Maturity of the Securities. Upon the release of such Collateral and after the Company complies with the provisions of Section 11.12, the Trustee shall execute and deliver to the Company an instrument or instruments acknowledging the release of such Collateral from this Indenture and the discharge of the Lien on such Collateral created by this Article XI, and will duly assign, transfer and deliver to or at the direction of the Company (without recourse and without any representation or warranty) such Collateral.
Notwithstanding the foregoing, the Trustee shall be entitled to receive, as a condition to any release of Collateral under this Section 11.05(l), an Officer's
Certificate to the effect that such release will not result in a Default hereunder. Upon the release of Substitute Collateral pursuant to this Section
11.05(l), the Principal Amount at Maturity and Accreted Value of Securities


                                                                              88

the payment of which has theretofore been provided pursuant to clause (i) of
Section 11.05(g) after giving effect to such redemption or repurchase shall be deemed to be reduced by the Principal Amount at Maturity or Accreted Value, respectively, of the Securities so redeemed or repurchased with such Substitute
Collateral.

                  (m) At the Company's reasonable request, the Trustee will execute and deliver such documents and take such other actions as may be reasonably requested to facilitate the release of the escrowed property in accordance with the terms of the Escrow Agreement.

                  (n) Upon the consummation of the Holdings Merger, the Holdings
Collateral shall be automatically released from the Lien of this Indenture, and upon the consummation of the Worldwide Merger, the Worldwide Collateral shall be automatically released from the Lien of this Indenture.

                  SECTION 11.06. Trustee Appointed Attorney-in-Fact. Each of the
Company and Worldwide hereby appoints the Trustee as its attorney-in-fact, with full authority in its place and stead and in its name or otherwise, from time to time in the Trustee's discretion but only after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Article XI, including to receive, endorse and collect all instruments made payable to it representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

                  SECTION 11.07. Trustee May Perform. If either the Company or
Worldwide fails to perform any agreement contained in this Article XI, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the

Company under Section 7.07.

                  SECTION 11.08. Trustee's Duties. The powers conferred on the
Trustee under this Article XI are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.
Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                  SECTION 11.09. Remedies upon Event of Default. If any Event of
Default shall have occurred and be continuing, the Trustee may exercise in respect of


                                                                              89

the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided a secured party upon the default of a debtor under the Uniform Commercial Code at that time, and the Trustee may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any Securityholder may be the purchaser of any or all of the Collateral so sold and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Each of the Company and Worldwide agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to it of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The
Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. Each of the Company and Worldwide hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

                  Each of the Company and Worldwide recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each of the Company and Worldwide acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Company or Worldwide would agree to do so.

                  SECTION 11.10. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Securities pursuant to Section 6.02 (so long as such acceleration has not been


                                                                              90

rescinded), any cash held by the Trustee as Collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be applied by the Trustee in the manner specified in Section 6.10.

                  SECTION 11.11. Continuing Lien. Except as provided in Section
11.05, this Indenture shall create a continuing Lien on the Collateral that shall (i) remain in full force and effect until payment in full of the Securities, (ii) be binding upon the Company and Worldwide and their respective successors and assigns and (iii) enure to the benefit of the Trustee and its successors, transferees and assigns.

                  SECTION 11.12. Certificates and Opinions. The Company shall comply with (a) TIA ss. 314(b), relating to Opinions of Counsel regarding the Lien of this Indenture and (b) TIA ss. 314(d), relating to the release of Collateral from the Lien of this Indenture and Officers' Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIA ss. 314(d) may be executed and delivered by an Officer of the Company to the extent permitted by TIA ss. 314(d).

                  SECTION 11.13. Additional Agreements. The Company agrees that, upon the occurrence and during the continuance of a Default hereunder, it will, at any time and from time to time, upon the written request of the Trustee, use its best efforts to take or to cause the issuer of the Coleman Pledged Shares and any other securities distributed in respect of the Coleman Pledged Shares
(collectively with the Coleman Pledged Shares, the "Pledged Securities") to take such action and prepare, distribute or file such documents, as are required or advisable in the reasonable opinion of counsel for the Trustee to permit the public sale of such Pledged Securities. The Company further agrees to indemnify, defend and hold harmless the Trustee, each Holder, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses of legal counsel to the Trustee), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Company or the issuer of such Pledged Securities by the Trustee or any Holder expressly for use therein. The Company further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged
Securities under the Blue Sky or other securities laws of such states as may be requested by the Trustee and keep effective, or


                                                                              91

cause to be kept effective, all such qualifications, filings or registrations.
The Company will bear all costs and expenses of carrying out its obligations under this Section 11.13. The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section
11.13 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 11.13 may be specially enforced.


                                 ARTICLE XII

                                Miscellaneous

                  SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

                           if to the Company or the Guarantor:

                           5900 North Andrews Avenue, Suite 700
                           Fort Lauderdale, Florida 33309-7098
                           Attention:  Secretary
                           Telephone: (954) 772-9000
                           Facsimile: (954) 938-7811

                           if to the Trustee:

                           First Trust National Association
                           One Illinois Center
                           111 East Wacker Drive, Suite 3000
                           Chicago, Illinois 60601
                           Attention of Corporate Trust Department
                           Telephone: (312) 228-9400
                           Facsimile: (312) 228-9459


                  The Company, the Guarantor or the Trustee by notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be sent by first-class mail to the Securityholder at the Securityholder's address as it appears on the


                                                                              92

registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                   Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other
Securityholders. If a notice or communication is mailed to a Securityholder in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 12.03. Communication by Holders with Other Holders.
Securityholders may communicate pursuant to TIA ss. 312(b) with other
Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 12.04. Certificate and Opinion as to Conditions
Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided, however, that, in the case of such application or request as to which the furnishing of such documents, certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  SECTION 12.05. Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than the Officer's Certificate required by Section 4.12) shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;



                                                                              93

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

                  SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required Principal Amount of Maturity of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

                  SECTION 12.07. Rules by Trustee, Paying Agent and Registrar.
The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.08. Legal Holidays. If a payment date is a Legal
Holiday, payment shall be made on the next succeeding day that is not a Legal
Holiday, and no interest (if any) shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 12.09. Governing Law. This Indenture and the
Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company, the Guarantor or the Trustee shall not have any liability for any obligations of the Company, the Guarantor or the Trustee under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each


                                                                              94


Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the Issue of the Securities.

                  SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of each of the Guarantor and the Trustee in this Indenture shall bind its successors.

                  SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


                                                                              95

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                              COLEMAN ESCROW CORP.,

                                by
                                  ----------------------------------
                                  Title:

                              FIRST TRUST NATIONAL
                              ASSOCIATION, as Trustee,

                                by
                                  ----------------------------------
                                  Title:

                  The Guarantor has caused this Indenture to be duly executed as of the date first written above solely to acknowledge and accept its obligations set forth in Articles X and XI herein.

                              COLEMAN WORLDWIDE
                              CORPORATION,

                                by
                                  ----------------------------------
                                  Title:



                                   SCHEDULE I

                                 Pledged Shares
                                 --------------

 No. of                                                 Owner of
 Shares    Cert. No.             Issuer                Pledged Shares
 ------    ---------             ------                --------------
  1,000      3            Coleman Holdings Inc.      Coleman Escrow Corp.
250,000      6928         The Coleman Company,       Coleman Worldwide
                          Inc.                       Corporation
136,355      6546         The Coleman Company,       Coleman Worldwide
                          Inc.                       Corporation
 23,912      5870         The Coleman Company,       Coleman Worldwide
                          Inc.                       Corporation
  2,943      5869         The Coleman Company,       Coleman Worldwide
                          Inc.                       Corporation
 50,000      5830         The Coleman Company,       Coleman Worldwide
                          Inc.                       Corporation
 50,000      5829         The Coleman Company,       Coleman Worldwide
                          Inc.                       Corporation
  8,000      5679         The Coleman Company,       Coleman Worldwide
                          Inc.                       Corporation
  1,500      5159         The Coleman Company,       Coleman Worldwide
                          Inc.                       Corporation



                                    EXHIBIT A

    [FORM OF FACE OF FIRST PRIORITY INITIAL NOTE]

                  THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.
NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED,
SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE
ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT
SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO
OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE
RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE
ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY
AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF
THIS SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION
STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO
LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE
SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED
INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT
OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN
THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS
AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION
S UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER
THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (F)
PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF
THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO
ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (1)(D) OR (1)(E), TO
REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER
INFORMATION SATISFACTORY TO EACH OF THEM, (ii) AND IN EACH OF THE FOREGOING
CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS
SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE
TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE
RESALE RESTRICTION TERMINATION DATE.


                                                                               2

                  FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR
PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $649.49 AND THE AMOUNT
OF ORIGINAL ISSUE DISCOUNT IS $350.51, IN EACH CASE PER $1000 PRINCIPAL AMOUNT
AT MATURITY OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE
ISSUE DATE OF THIS SECURITY IS MAY 20, 1997. FOR PURPOSES OF SECTION 1272 OF THE
CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 11 1/8%. IN ADDITION,
THERE MAY BE CONTINGENT INTEREST PAYABLE ON THIS SECURITY.

                  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE

ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF
DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR
THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL
SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS
SET FORTH IN SECTIONS 2.12 AND 2.13 OF THE INDENTURE.](2)

--------
(2)      Bracketed language is the Global Note Legend to be included only on the
         Global Notes.



No.                                                              CUSIP

                              COLEMAN ESCROW CORP.

              Senior Secured First Priority Discount Note due 2001

                  Principal Amount at Maturity $
                                                -------------

                  Coleman Escrow Corp., a Delaware corporation, promises to pay
to                                                , or registered assigns, the
principal sum of                                              Dollars on May 15,
2001.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                            COLEMAN ESCROW CORP.

                                              by

                                            ------------------------------
                                                     Vice President

                                            ------------------------------
                                                     Assistant Secretary

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

FIRST TRUST NATIONAL                                                      [Seal]
ASSOCIATION
as Trustee, certifies that
this is one of the Securities
referred to in the Indenture.

  by
    -----------------------------
            Authorized Signatory


              [FORM OF REVERSE SIDE OF FIRST PRIORITY INITIAL NOTE]

                              COLEMAN ESCROW CORP.

              Senior Secured First Priority Discount Note due 2001

1.  Interest

                  In the event that (1) by July 7, 1997, a registration statement has not been filed with the Securities and Exchange Commission with respect to the proposed Registered Exchange Offer or the resale of the Initial
Notes, then Coleman Escrow Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on this Security from and including July 7, 1997 until but excluding the earlier of (i) the date such registration statement is filed and (ii) November 17, 1997, or (2) by November
17, 1997, neither (i) a Registered Exchange Offer is consummated nor (ii) a
Shelf Registration Statement with respect to the resale of the Initial Notes is declared effective, the Company promises to pay interest on this Security from and including, November 17, 1997 until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii) the effective date of such Shelf Registration Statement, in each case payable in cash semiannually in arrears on May 15 and November 15, commencing November 15, 1997, at a rate per annum equal to 0.50% of the Accreted Value of this Security as of the SemiAnnual
Accrual Date immediately preceding the date on which such interest is payable.
Interest will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided above, there will be no periodic payments of interest. The Company shall pay interest on overdue Principal at the rate of 12 1/8% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

                  The Company will pay interest, if any, referred to in paragraph 1 above (except defaulted interest) on the Securities to the persons who are registered holders of Securities (including Exchange Notes issued in respect of Initial Notes pursuant to the Registered Exchange Offer) at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest, if any, by check payable in such money; provided, that all


                                                                               2

payments with respect to U.S. Global Notes and Physical Notes the holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof.

3.  Paying Agent and Registrar

                  Initially, First Trust National Association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying
Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying
Agent, Registrar, co-registrar or transfer agent.

4.  Indenture

                  The Company issued the Securities under an Indenture dated as of May 20, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss.
77aaa- 77bbbb) as in effect on the date of the Indenture (the "Act").
Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are secured obligations of the Company limited to with respect to the First Priority Initial Notes, $600,475,000 aggregate
Principal Amount at Maturity, and with respect to the Second Priority Initial
Notes, $131,560,000 aggregate Principal Amount at Maturity (each subject to
Section 2.07 of the Indenture). This Security is one of the First Priority
Initial Notes referred to in the Indenture. The Securities include the First
Priority Initial Notes, the Second Priority Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The First
Priority Initial Notes, the Second Priority Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture except as expressly provided therein. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company, the issuance of debt and preferred stock by Holdings, Worldwide, Coleman and its Subsidiaries, the payment of dividends and other distributions on, and acquisitions or retirements of, the Company's Capital Stock, the creation of liens on assets of the Company, the sale or transfer of assets and Subsidiary stock and transactions with Affiliates.


                                                                               3

5.  Optional Redemption

                  Except as set forth below, the Securities may not be redeemed by the Company prior to May 15, 2000. On and after such date, the Company may redeem the Securities in whole at any time or in part from time to time at the redemption prices listed below (expressed as percentages of Accreted Value as of the redemption date) for the periods indicated plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due, if any, on the relevant interest payment date):


               Period                                   Redemption Price
               ------                                   ----------------

From     May 15, 2000 through                                102.781%
         May 14, 2001

Thereafter, the Company may redeem the Securities in whole at any time or in part from time to time at a redemption price of 100% of the Principal Amount at Maturity of the Securities to be redeemed plus accrued and unpaid interest, if any, to the redemption date.

                  The Securities may be redeemed at the option of the Company at any time as a whole at a redemption price equal to the sum of (i) the Accreted
Value thereof at the date of redemption, plus (ii) the Applicable Premium at the date of redemption.

6.  Mandatory Redemption

                  In the event a Triggering Event occurs at any time when any amount of the Escrowed Funds shall remain subject to the escrow of the Escrow
Agreement, the Company shall redeem the Securities (or a portion thereof, if the proviso to this sentence is applicable), at a redemption price in cash equal to 100% of the Accreted Value thereof at the redemption date, plus accrued and unpaid interest, if any, to the redemption date on the 45th day (or if such day is not a Business Day, the next following Business Day) following the occurrence of a Triggering Event; provided, however, that if the amount of Escrowed Funds remaining subject to the escrow of the Escrow Agreement at the redemption date
(the "Available Funds") is less than the aggregate Accreted Value of all the Securities at the redemption date, then the Company shall be obligated to redeem pursuant to this paragraph only a portion of the Securities having an aggregate
Accreted Value at the redemption date equal to the amount of Available Funds.


                                                                               4

7.  Notice of Redemption

                  Notice of redemption pursuant to paragraph 5 will be mailed at least 30 days but not more than 60 days before the redemption date and notice of redemption pursuant to paragraph 6 will be mailed promptly following the occurrence of a Triggering Event but at least 30 days before the redemption date to each Holder of Securities to be redeemed at his registered address.
Securities in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part but only in whole multiples of $1,000 Principal Amount at Maturity. If money sufficient to pay the redemption price of all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date Accreted Value ceases to increase, and interest, if any, ceases to accrue, on such Securities (or such portions thereof) called for redemption.

8.  Put Provisions


                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase, in each case as provided in, and subject to the terms of, the Indenture.

9.  Guarantee; Security; Priority

                  To secure the due and punctual payment of the Principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, (i) Coleman Worldwide Corporation
("Guarantor") has guaranteed the Obligations on a non-recourse basis pursuant to the terms of the Indenture and (ii) each of the Company and the Guarantor has granted a security interest in the Collateral provided by it to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture. The
Collateral is subject to release from the Lien of the Indenture to the extent provided therein. Proceeds of Collateral will be applied first to pay all First
Priority Initial Notes and First Priority Exchange Notes in full before any payments are made on the Second Priority Initial Notes or the Second Priority
Exchange Notes.


                                                                               5

10.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of Principal Amount at Maturity of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money

                  If money for the payment of Principal or interest, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


13.  Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest, if any, on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders


                                                                               6

of at least a majority in Principal Amount at Maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal Amount at Maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure (or provide additional security for) the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to provide for the issuance of the Exchange Notes, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to otherwise comply with the Act, or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

15.  Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest, if any, on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or paragraph 6 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities or the Escrow Agreement, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant
Subsidiary if the total principal amount on the portion of such Debt that is accelerated (or so unpaid) exceeds $25,000,000 and continues for 5 days after the required notice to the Company or such Significant Subsidiary; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $25,000,000; and (vii) failure by the Guarantor to purchase
LYONS when required and the aggregate purchase price of such LYONS not so purchased exceeds $25 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Securities may declare the Default Amount of all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Default Amount of the Securities being due and payable immediately upon the occurrence of such Events of Default.


                                                                               7

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal
Amount at Maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.

16.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company, the Guarantor or the Trustee shall not have any liability for any obligations of the Company, the Guarantor or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT
(=tenants by



                                                                               8

the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Coleman Escrow Corp., 5900 North Andrews Avenue, Suite 700, Fort Lauderdale,
Florida 33309-7098, Attention: Secretary.

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint        agent to transfer this Security
         on the books of the Company.  The agent may substitute another to act for him.

Date:                           Your Signature:
     --------------------------                ---------------------------------
                                (Sign exactly as your name appears
                                on the other side of the Security)

                  Signature Guarantee:
                                      ------------------------------------------
                               (Signature must be guaranteed)

--------------------------------------------------------------------------------

                    [THE FOLLOWING PROVISION TO BE INCLUDED
                      ON ALL CERTIFICATES EXCEPT PERMANENT
                            OFFSHORE PHYSICAL NOTES]

                  In connection with any transfer of this Note occurring prior to the date that is the earlier of (i) the date of an effective registration statement with respect to the Registered Exchange Offer or the resale of the Initial Notes and (ii) May 20, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.


                                                                               2

                                       or

[ ](b) this Note is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.


If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Date:
       -----------------------         -----------------------------------------
                                       NOTICE:  The signature must correspond
                                                     with the name as written
                                                     upon the face of the
                                                     within-mentioned instrument
                                                     in every particular,
                                                     without alteration or any
                                                     change whatsoever.

Signature Guarantee:
                    ------------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:                           NOTICE: To be executed by an executive officer.
       -----------------------


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 of the Indenture, check the box:

                                      / /

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 of the Indenture, state the Principal Amount at Maturity: $

Date:                     Your Signature:
     ------------------                  ---------------------------------------
                          (Sign exactly as your name appears
                          on the other side of the Security)

                          Your Signature:
                                         ---------------------------------------
                          (Sign exactly as your name appears
                          on the other side of the Security)

Signature Guarantee:
                    ------------------------------------------------------------
                                    (Signature must be guaranteed)



                                                                       EXHIBIT B

                     [FORM OF SECOND PRIORITY INITIAL NOTE]

                  THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.
NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED,
SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE
ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT
SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO
OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE
RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE
ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY
AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF
THIS SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION
STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO
LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE
SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED
INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT
OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN
THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS
AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION
S UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER
THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (F)
PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF
THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO
ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (1)(D) OR (1)(E) TO
REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER
INFORMATION SATISFACTORY TO EACH OF THEM, (ii) AND IN EACH OF THE FOREGOING
CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS
SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE
TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE
RESALE RESTRICTION TERMINATION DATE.

                  FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR
PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $608.12 AND THE AMOUNT
OF ORIGINAL ISSUE


                                                                               2

DISCOUNT IS $391.88, IN EACH CASE PER $1000 PRINCIPAL AMOUNT AT MATURITY OF THIS
SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS
SECURITY IS MAY 20, 1997. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO
MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 12 7/8%. IN ADDITION, THERE MAY BE
CONTINGENT INTEREST PAYABLE ON THIS SECURITY.

                  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED

REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF
DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR
THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL
SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS
SET FORTH IN SECTIONS 2.12 AND 2.13 OF THE INDENTURE.](3)

--------
(3)      Bracketed language is the Global Note Legend to be included only on the
         Global Notes.



No.                                                              CUSIP

                              COLEMAN ESCROW CORP.

              Senior Secured First Priority Discount Note due 2001

                  Principal Amount at Maturity $______________

                  Coleman Escrow Corp., a Delaware corporation, promises to pay
to                                                , or registered assigns, the
principal sum of                                              Dollars on May 15,
2001.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                            COLEMAN ESCROW CORP.

                                              by

                                                ---------------------------
                                                Vice President

                                                ---------------------------
                                                Assistant Secretary

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

FIRST TRUST NATIONAL                                                      [Seal]
ASSOCIATION
as Trustee, certifies that
this is one of the Securities
referred to in the Indenture.

  by
    -----------------------------
        Authorized Signatory



             [FORM OF REVERSE SIDE OF SECOND PRIORITY INITIAL NOTE]

                              COLEMAN ESCROW CORP.

              Senior Secured Second Priority Discount Note due 2001

1.  Interest

                  In the event that (1) by July 7, 1997, a registration statement has not been filed with the Securities and Exchange Commission with respect to the proposed Registered Exchange Offer or the resale of the Initial
Notes, then Coleman Escrow Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on this Security from and including July 7, 1997 until but excluding the earlier of (i) the date such registration statement is filed and (ii) November 17, 1997, or (2) by November
17, 1997, neither (i) a Registered Exchange Offer is consummated nor (ii) a
Shelf Registration Statement with respect to the resale of the Initial Notes is declared effective, the Company promises to pay interest on this Security from and including, November 17, 1997 until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii) the effective date of such Shelf Registration Statement, in each case payable in cash semiannually in arrears on May 15 and November 15, commencing November 15, 1997, at a rate per annum equal to 0.50% of the Accreted Value of this Security as of the Semi-Annual Accrual Date immediately preceding the date on which such interest is payable. Interest will be computed on the basis of a 360-day year of twelve
30-day months. Except as provided above, there will be no periodic payments of interest. The Company shall pay interest on overdue Principal at the rate of 137/8% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

                  The Company will pay interest, if any, referred to in paragraph 1 above (except defaulted interest) on the Securities to the persons who are registered holders of Securities (including Exchange Notes issued in respect of Initial Notes pursuant to the Registered Exchange Offer) at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest, if any, by check payable in such money; provided, that all payments with respect to U.S.
Global Notes and Physical Notes the holders of which have given wire transfer


                                                                               2

instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof.


3.  Paying Agent and Registrar

                  Initially, First Trust National Association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying
Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying
Agent, Registrar, co-registrar or transfer agent.

4.  Indenture

                  The Company issued the Securities under an Indenture dated as of May 20, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss.
77aaa- 77bbbb) as in effect on the date of the Indenture (the "Act").
Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are secured obligations of the Company limited to with respect to the First Priority Initial Notes, $600,475,000 aggregate
Principal Amount at Maturity, and with respect to the Second Priority Initial
Notes, $131,560,000 aggregate Principal Amount at Maturity (each subject to
Section 2.07 of the Indenture). This Security is one of the Second Priority
Initial Notes referred to in the Indenture. The Securities include the First
Priority Initial Notes, the Second Priority Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The First
Priority Initial Notes, the Second Priority Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture except as expressly provided therein. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company, the issuance of debt and preferred stock by Holdings, Worldwide, Coleman and its Subsi diaries, the payment of dividends and other distributions on, and acquisitions or retirements of, the Company's Capital Stock, the creation of liens on assets of the Company, the sale or transfer of assets and Subsidiary stock and transactions with Affiliates.

5.  Optional Redemption


                                                                               3

                  Except as set forth below, the Securities may not be redeemed by the Company prior to May 15, 2000. On and after such date, the Company may redeem the Securities in whole at any time or in part from time to time at the redemption prices listed below (expressed as percentages of Accreted Value as of the redemption date) for the periods indicated plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due, if any, on the relevant interest payment date):


                     Period                            Redemption Price
                     ------                            ----------------

From     May 15, 2000 through                                103.219%
         May 14, 2001

Thereafter, the Company may redeem the Securities in whole at any time or in part from time to time at a redemption price of 100% of the Principal Amount at Maturity of the Securities to be redeemed plus accrued and unpaid interest, if any, to the redemption date.

                  The Securities may be redeemed at the option of the Company at any time as a whole at a redemption price equal to the sum of (i) the Accreted
Value thereof at the date of redemption, plus (ii) the Applicable Premium at the date of redemption.

6.  Mandatory Redemption

                  In the event a Triggering Event occurs at any time when any amount of the Escrowed Funds shall remain subject to the escrow of the Escrow
Agreement, the Company shall redeem the Securities (or a portion thereof, if the proviso to this sentence is applicable), at a redemption price in cash equal to 100% of the Accreted Value thereof at the redemption date, plus accrued and unpaid interest, if any, to the redemption date on the 45th day (or if such day is not a Business Day, the next following Business Day) following the occurrence of a Triggering Event; provided, however, that if the amount of Escrowed Funds remaining subject to the escrow of the Escrow Agreement at the redemption date
(the "Available Funds") is less than the aggregate Accreted Value of all the Securities at the redemption date, then the Company shall be obligated to redeem pursuant to this paragraph only a portion of the Securities having an aggregate
Accreted Value at the redemption date equal to the amount of Available Funds.

7.  Notice of Redemption


                                                                               4

                  Notice of redemption pursuant to paragraph 5 will be mailed at least 30 days but not more than 60 days before the redemption date and notice of redemption pursuant to paragraph 6 will be mailed promptly following the occurrence of a Triggering Event but at least 30 days before the redemption date to each Holder of Securities to be redeemed at his registered address.
Securities in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part but only in whole multiples of $1,000 Principal Amount at Maturity. If money sufficient to pay the redemption price of all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date Accreted Value ceases to increase, and interest, if any, ceases to accrue, on such Securities (or such portions thereof) called for redemption.

8.  Put Provisions


                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase, in each case as provided in, and subject to the terms of, the Indenture.

9.  Guarantee; Security; Priority

                  To secure the due and punctual payment of the Principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, (i) Coleman Worldwide Corporation
("Guarantor") has guaranteed the Obligations on a non-recourse basis pursuant to the terms of the Indenture and (ii) each of the Company and the Guarantor has granted a security interest in the Collateral provided by it to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture. The
Collateral is subject to release from the Lien of the Indenture to the extent provided therein. Proceeds of Collateral will be applied first to pay all First
Priority Initial Notes and First Priority Exchange Notes in full before any payments are made on the Second Priority Initial Notes or the Second Priority
Exchange Notes.


                                                                               5

10.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of Principal Amount at Maturity of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money

                  If money for the payment of Principal or interest, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


13.  Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest, if any, on the Securities to redemption or maturity, as the case may be.


                                                                               6

14.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in Principal Amount at Maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal Amount at Maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure (or provide additional security for) the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to provide for the issuance of the Exchange Notes, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to otherwise comply with the Act, or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

15.  Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest, if any, on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or paragraph 6 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities or the Escrow Agreement, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant
Subsidiary if the total principal amount on the portion of such Debt that is accelerated (or so unpaid) exceeds $25,000,000 and continues for 5 days after the required notice to the Company or such Significant Subsidiary; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $25,000,000; and (vii) failure by the Guarantor to purchase
LYONS when required and the aggregate purchase price of such LYONS not so purchased exceeds $25 million. If an Event of Default occurs and is continuing,

the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Securities may declare the Default Amount of all the


                                                                               7

Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Default Amount of the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal
Amount at Maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may with hold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.

16.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company, the Guarantor or the Trustee shall not have any liability for any obligations of the Company, the Guarantor or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


                                                                               8

19.  Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT

(=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Coleman Escrow Corp., 5900 North Andrews Avenue, Suite 700, Fort Lauderdale, Florida 33309-7098,
Attention: Secretary.


--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint        agent to transfer this Security
         on the books of the Company.  The agent may substitute another to act for him.

Date:                           Your Signature:
     --------------------------                ---------------------------------
                                (Sign exactly as your name appears
                                on the other side of the Security)

                  Signature Guarantee:
                                      ------------------------------------------
                               (Signature must be guaranteed)

--------------------------------------------------------------------------------

                    [THE FOLLOWING PROVISION TO BE INCLUDED
                      ON ALL CERTIFICATES EXCEPT PERMANENT
                            OFFSHORE PHYSICAL NOTES]

                  In connection with any transfer of this Note occurring prior to the date that is the earlier of (i) the date of an effective registration statement with respect to the Registered Exchange Offer or the resale of the Initial Notes and (ii) May 20, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.


                                                                               2

                                       or

[ ](b) this Note is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.


If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Date:
      ----------------            ----------------------------------------------
                                  NOTICE:  The signature must correspond
                                                  with the name as written
                                                  upon the face of the
                                                  within-mentioned instrument
                                                  in every particular,
                                                  without alteration or any
                                                  change whatsoever.

Signature Guarantee:
                    ------------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:                           NOTICE: To be executed by an executive officer.
       -----------------------



                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 of the Indenture, check the box:

                                      / /

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 of the Indenture, state the Principal Amount at Maturity: $

Date:                     Your Signature:
     ------------------                  ---------------------------------------
                          (Sign exactly as your name appears
                          on the other side of the Security)

                          Your Signature:
                                         ---------------------------------------
                          (Sign exactly as your name appears
                          on the other side of the Security)

Signature Guarantee:
                    ------------------------------------------------------------
                                    (Signature must be guaranteed)



                                                                       EXHIBIT C

                 [FORM OF FACE OF FIRST PRIORITY EXCHANGE NOTE]

                  FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR
PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $649.49 AND THE AMOUNT
OF ORIGINAL ISSUE DISCOUNT IS $350.51, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT
AT MATURITY OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE
ISSUE DATE OF THIS SECURITY IS MAY 20, 1997. FOR PURPOSES OF SECTION 1272 OF THE
CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 11 1/8%. IN ADDITION,
THERE MAY BE CONTINGENT INTEREST PAYABLE ON THIS SECURITY.

                  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF
DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR
THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL
SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS
SET FORTH IN SECTIONS 2.12 AND 2.13 OF THE INDENTURE.](4)

--------
(4)      Bracketed language is the Global Note Legend to be included only in the
         Global Notes.


No.                                                              CUSIP

                              COLEMAN ESCROW CORP.

              Senior Secured First Priority Discount Note due 2001

                  Principal Amount at Maturity $
                                                --------------

                  Coleman Escrow Corp., a Delaware corporation, promises to pay
to                                                , or registered assigns, the
principal sum of                                              Dollars on May 15,
2001.

                  Additional provisions of this Security are set forth on the other side of this Security.


                                            COLEMAN ESCROW CORP.

                                              by


                                                 --------------------------
                                                 Vice President

                                                 --------------------------
                                                 Assistant Secretary

Dated:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

FIRST TRUST NATIONAL                                                      [Seal]
ASSOCIATION
as Trustee, certifies that
this is one of the Securities
referred to in the Indenture.

  by
    -----------------------------
    Authorized Signatory


             [FORM OF REVERSE SIDE OF FIRST PRIORITY EXCHANGE NOTE]

                              COLEMAN ESCROW CORP.

          Senior Secured First Priority Discount Exchange Note due 2001

1.       Interest

                  There will be no periodic payments of interest. Coleman Escrow
Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being called the "Company"), shall pay interest on overdue Principal at the rate of 12 1/8% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  Holders must surrender Securities to a Paying Agent to collect
Principal payments. The Company will pay Principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest, if any, by check payable in such money; provided, that all payments with respect to U.S. Global
Notes and Physical Notes the holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof.

3.       Paying Agent and Registrar

                  Initially, First Trust National Association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying
Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying
Agent, Registrar, co-registrar or transfer agent.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of May 20, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss.
77aaa-77bbbb) as in effect on the date of the Indenture (the "Act").
Capitalized terms used


                                                                               2

herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are secured obligations of the Company limited to with respect to the First Priority Initial Notes, $600,475,000 aggregate
Principal Amount at Maturity, and with respect to the Second Priority Initial
Notes, $131,560,000 aggregate Principal Amount at Maturity (each subject to
Section 2.07 of the Indenture). This Security is one of the First Priority
Exchange Notes referred to in the Indenture. The Securities include the First
Priority Initial Notes, the Second Priority Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The First
Priority Initial Notes, the Second Priority Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture except as expressly provided therein. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company, the issuance of debt and preferred stock by Holdings, Worldwide, Coleman and its Subsidiaries, the payment of dividends and other distributions on, and acquisitions or retirements of, the Company's Capital Stock, the creation of liens on assets of the Company, the sale or transfer of assets and Subsidiary stock and transactions with Affiliates.

5.       Optional Redemption

                  Except as set forth below, the Securities may not be redeemed by the Company prior to May 15, 2000. On and after such date, the Company may redeem the Securities in whole at any time or in part from time to time at the redemption prices listed below (expressed as percentages of Accreted Value as of the redemption date) for the periods indicated plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due, if any, on the relevant interest payment date):

         Period                                               Redemption Price
         ------                                               ----------------
From May 15, 2000 through
         May 14, 2001                                             102.781%

Thereafter, the Company may redeem the Securities in whole at any time or in part from time to time at a redemption price of 100% of the Principal Amount at Maturity of the Securities to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.



                                                                               3

                  The Securities may be redeemed at the option of the Company at any time as a whole at a redemption price equal to the sum of (i) the Accreted
Value thereof at the date of redemption, plus (ii) the Applicable Premium at the date of redemption.

6.  Mandatory Redemption

                  In the event a Triggering Event occurs at any time when any amount of the Escrowed Funds shall remain subject to the escrow of the Escrow
Agreement, the Company shall redeem the Securities (or a portion thereof, if the proviso to this sentence is applicable), at a redemption price in cash equal to

100% of the Accreted Value thereof at the redemption date, plus accrued and unpaid interest, if any, to the redemption date on the 45th day (or if such day is not a Business Day, the next following Business Day) following the occurrence of a Triggering Event; provided, however, that if the amount of Escrowed Funds remaining subject to the escrow of the Escrow Agreement at the redemption date
(the "Available Funds") is less than the aggregate Accreted Value of all the Securities at the redemption date, then the Company shall be obligated to redeem pursuant to this paragraph only a portion of the Securities having an aggregate
Accreted Value at the redemption date equal to the amount of Available Funds.

7.       Notice of Redemption

                  Notice of redemption will pursuant to paragraph 5 be mailed at least 30 days but not more than 60 days before the redemption date and notice of redemption pursuant to paragraph 6 will be mailed promptly following the occurrence of a Triggering Event but at least 30 days before the redemption date to each Holder of Securities to be redeemed at his registered address.
Securities in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part but only in whole multiples of $1,000 Principal Amount at Maturity. If money sufficient to pay the redemption price of all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date Accreted Value ceases to increase, and interest, if any, ceases to accrue, on such Securities (or such portions thereof) called for redemption.

8.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such


                                                                               4

Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase, in each case as provided in, and subject to the terms of, the Indenture.

9.       Guarantee; Security; Priority

                  To secure the due and punctual payment of the Principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, (i) Coleman Worldwide Corporation
("Guarantor") has guaranteed the Obligations on a non-recourse basis pursuant to the terms of the Indenture and (ii) each of the Company and the Guarantor has granted a security interest in the Collateral provided by it to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture. The
Collateral is subject to release from the Lien of the Indenture to the extent provided therein. Proceeds of Collateral will be applied first to pay all First
Priority Initial Notes and First Priority Exchange Notes in full before any payments are made on the Second Priority Initial Notes or the Second Priority
Exchange Notes.

10.      Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of Principal Amount at Maturity of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.


                                                                               5

12.      Unclaimed Money

                  If money for the payment of Principal or interest, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.      Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest, if any, on the Securities to redemption or maturity, as the case may be.

14.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in Principal Amount at Maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal Amount at Maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure (or provide additional security for) the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to otherwise comply with the Act, or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's
Securities shall not be rendered invalid by such tender.


                                                                               6

15.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest, if any, on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or paragraph 6 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities or the Escrow Agreement, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant
Subsidiary if the total principal amount on the portion of such Debt that is accelerated (or so unpaid) exceeds $25,000,000 and continues for 5 days after the required notice to the Company or such Significant Subsidiary; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $25,000,000; and (vii) failure by the Guarantor to purchase
LYONS when required and the aggregate purchase price of such LYONS not so purchased exceeds $25 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Securities may declare the Default Amount of all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Default Amount of the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal
Amount of Maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.

16.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


                                                                               7

17.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company, the Guarantor or the Trustee shall not have any liability for any obligations of the Company, the Guarantor or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT
(=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Coleman Escrow Corp., 5900 North Andrews Avenue, Suite 700, Fort Lauderdale, Florida 33309-7098,
Attention: Secretary.



--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint        agent to transfer this Security
         on the books of the Company.  The agent may substitute another to act for him.

Date:                           Your Signature:
     --------------------------                ---------------------------------
                                (Sign exactly as your name appears
                                on the other side of the Security)

                  Signature Guarantee:
                                      ------------------------------------------
                                            (Signature must be guaranteed)

--------------------------------------------------------------------------------


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 of the Indenture, check the box:
$
                                      / /

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 of the Indenture, state the Principal Amount at Maturity: $

Date:                     Your Signature:
     ------------------                  ---------------------------------------
                          (Sign exactly as your name appears
                          on the other side of the Security)

                          Your Signature:
                                         ---------------------------------------
                          (Sign exactly as your name appears
                          on the other side of the Security)

Signature Guarantee:
                    ------------------------------------------------------------
                                    (Signature must be guaranteed)


                                                                       EXHIBIT D

                     [FORM OF SECOND PRIORITY EXCHANGE NOTE]

                  FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR
PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $608.12 AND THE AMOUNT
OF ORIGINAL ISSUE DISCOUNT IS $391.88, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT
AT MATURITY OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE
ISSUE DATE OF THIS SECURITY IS MAY 20, 1997. FOR PURPOSES OF SECTION 1272 OF THE
CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 12 7/8%. IN ADDITION,
THERE MAY BE CONTINGENT INTEREST PAYABLE ON THIS SECURITY.

                  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF
DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR
THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL
SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS
SET FORTH IN SECTIONS 2.12 AND 2.13 OF THE INDENTURE.](5)

--------
(5)      Bracketed language is the Global Note Legend to be included only in the
         Global Notes.


No.                                                              CUSIP

                              COLEMAN ESCROW CORP.

              Senior Secured First Priority Discount Note due 2001

                  Principal Amount at Maturity $
                                                --------------

                  Coleman Escrow Corp., a Delaware corporation, promises to pay
to                                                , or registered assigns, the
principal sum of                                              Dollars on May 15,
2001.

                  Additional provisions of this Security are set forth on the other side of this Security.


                                            COLEMAN ESCROW CORP.

                                              by

                                                 ------------------------
                                                 Vice President

                                                 ------------------------
                                                 Assistant Secretary

Dated:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

FIRST TRUST NATIONAL                                                      [Seal]
ASSOCIATION
as Trustee, certifies that
this is one of the Securities
referred to in the Indenture.

  by
    -----------------------------
    Authorized Signatory


             [FORM OF REVERSE SIDE OF SECOND PRIORITY EXCHANGE NOTE]

                              COLEMAN ESCROW CORP.

         Senior Secured Second Priority Discount Exchange Note due 2001

1.       Interest

                  There will be no periodic payments of interest. Coleman Escrow
Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being called the "Company"), shall pay interest on overdue Principal at the rate of 13 7/8% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  Holders must surrender Securities to a Paying Agent to collect
Principal payments. The Company will pay Principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest, if any, by check payable in such money; provided, that all payments with respect to U.S. Global
Notes and Physical Notes the holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof.

3.       Paying Agent and Registrar

                  Initially, First Trust National Association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying
Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying
Agent, Registrar, co-registrar or transfer agent.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of May 20, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss.
77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the


                                                                               2

meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are secured obligations of the Company limited to with respect to the First Priority Initial Notes, $600,475,000 aggregate
Principal Amount at Maturity, and with respect to the Second Priority Initial
Notes, $131,560,000 aggregate Principal Amount at Maturity (each subject to
Section 2.07 of the Indenture). This Security is one of the Second Priority
Exchange Notes referred to in the Indenture. The Securities include the First
Priority Initial Notes, the Second Priority Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The First
Priority Initial Notes, the Second Priority Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture except as expressly provided therein. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company, the issuance of debt and preferred stock by Holdings, Worldwide, Coleman and its Subsidiaries, the payment of dividends and other distributions on, and acquisitions or retirements of, the Company's Capital Stock, the creation of liens on assets of the Company, the sale or transfer of assets and Subsidiary stock and transactions with Affiliates.

5.       Optional Redemption

                  Except as set forth below, the Securities may not be redeemed by the Company prior to May 15, 2000. On and after such date, the Company may redeem the Securities in whole at any time or in part from time to time at the redemption prices listed below (expressed as percentages of Accreted Value as of the redemption date) for the periods indicated plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due, if any, on the relevant interest payment date):

         Period                                        Redemption Price
         ------                                        ----------------

From May 15, 2000 through
         May 14, 2001                                      103.219%

Thereafter, the Company may redeem the Securities in whole at any time or in part from time to time at a redemption price of 100% of the Principal Amount at Maturity of the Securities to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

                  The Securities may be redeemed at the option of the Company at any time as a whole at a redemption price equal to the sum of (i) the Accreted
Value thereof at the date of redemption, plus (ii) the Applicable Premium at the date of redemption.


                                                                               3

6.  Mandatory Redemption

                  In the event a Triggering Event occurs at any time when any amount of the Escrowed Funds shall remain subject to the escrow of the Escrow
Agreement, the Company shall redeem the Securities (or a portion thereof, if the proviso to this sentence is applicable), at a redemption price in cash equal to

100% of the Accreted Value thereof at the redemption date, plus accrued and unpaid interest, if any, to the redemption date on the 45th day (or if such day is not a Business Day, the next following Business Day) following the occurrence of a Triggering Event; provided, however, that if the amount of Escrowed Funds remaining subject to the escrow of the Escrow Agreement at the redemption date
(the "Available Funds") is less than the aggregate Accreted Value of all the Securities at the redemption date, then the Company shall be obligated to redeem pursuant to this paragraph only a portion of the Securities having an aggregate
Accreted Value at the redemption date equal to the amount of Available Funds.

7.       Notice of Redemption

                  Notice of redemption pursuant to paragraph 5 will be mailed at least 30 days but not more than 60 days before the redemption date and notice of redemption pursuant to paragraph 6 will be mailed promptly following the occurrence of a Triggering Event but at least 30 days before the redemption date to each Holder of Securities to be redeemed at his registered address.
Securities in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part but only in whole multiples of $1,000 Principal Amount at Maturity. If money sufficient to pay the redemption price of all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date Accreted Value ceases to increase, and interest, if any, ceases to accrue, on such Securities (or such portions thereof) called for redemption.

8.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase, in each case as provided in, and subject to the terms of, the Indenture.


                                                                               4

9.       Guarantee; Security; Priority

                  To secure the due and punctual payment of the Principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, (i) Coleman Worldwide Corporation
("Guarantor") has guaranteed the Obligations on a non-recourse basis pursuant to the terms of the Indenture and (ii) each of the Company and the Guarantor has granted a security interest in the Collateral provided by it to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture. The
Collateral is subject to release from the Lien of the Indenture to the extent provided therein. Proceeds of Collateral will be applied first to pay all First
Priority Initial Notes and First Priority Exchange Notes in full before any payments are made on the Second Priority Initial Notes or the Second Priority

Exchange Notes.

10.      Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of Principal Amount at Maturity of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.      Unclaimed Money

                  If money for the payment of Principal or interest, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


                                                                               5

13.      Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest, if any, on the Securities to redemption or maturity, as the case may be.

14.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in Principal Amount at Maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal Amount at Maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure (or provide additional security for) the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to otherwise comply with the Act, or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's
Securities shall not be rendered invalid by such tender.

15.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest, if any, on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or paragraph 6 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities or the Escrow Agreement, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant
Subsidiary if the total principal amount on the portion of such Debt that is accelerated (or so unpaid) exceeds $25,000,000 and continues for 5 days after the required notice to the Company or such


                                                                               6

Significant Subsidiary; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $25,000,000; and (vii) failure by the Guarantor to purchase LYONS when required and the aggregate purchase price of such LYONS not so purchased exceeds $25 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Securities may declare the Default Amount of all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Default
Amount of the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securi ties unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal
Amount of Maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.

16.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company, the Guarantor or the Trustee shall not have any liability for any obligations of the Company, the Guarantor or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


                                                                               7

18.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT
(=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Coleman Escrow Corp., 5900 North Andrews Avenue, Suite 700, Fort Lauderdale, Florida 33309-7098,
Attention: Secretary.


--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint        agent to transfer this Security
         on the books of the Company.  The agent may substitute another to act for him.

Date:                           Your Signature:
     --------------------------                ---------------------------------
                                (Sign exactly as your name appears
                                on the other side of the Security)

                  Signature Guarantee:
                                      ------------------------------------------
                               (Signature must be guaranteed)

--------------------------------------------------------------------------------


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 of the Indenture, check the box:
$
                                      / /

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 of the Indenture, state the Principal Amount at Maturity: $

Date:                     Your Signature:
     ------------------                  ---------------------------------------
                          (Sign exactly as your name appears
                          on the other side of the Security)

                          Your Signature:
                                         ---------------------------------------
                          (Sign exactly as your name appears
                          on the other side of the Security)

Signature Guarantee:
                    ------------------------------------------------------------
                                    (Signature must be guaranteed)


                                                                       EXHIBIT E

                      [FORM OF CERTIFICATE TO BE DELIVERED
                     UPON TERMINATION OF RESTRICTED PERIOD]

                            On or after June 29, 1997

First Trust National Association
One Illinois Center
111 East Wacker Drive, Suite 3000
Chicago, IL 60601

                  Re:      COLEMAN ESCROW CORP. (the "Company")
                           Senior Secured First Priority Discount Notes due 2001
                           (the "First Priority Initial Notes") and Senior Secured
                           Second Priority Discount Notes due 2001
                           (the "Second Priority Initial Notes" and, together with
                           the First Priority Initial Notes, the "Initial Notes") and
                           Senior Secured First Priority Discount Exchange Notes
                           due 2001 (the "First Priority Exchange Notes") and
                           the Senior Secured Second Priority Discount Exchange
                           Notes due 2001 (the "Second Priority
                           Exchange Notes" and, together with the First Priority
                           Exchange Notes, the "Exchange Notes" and,
                           together with the Initial Notes, the "Notes")
                           ---------------------------------------------

Ladies and Gentlemen:

                  This letter relates to Initial Notes represented by temporary global note certificates (the "Temporary Certificates"). Pursuant to Section
2.01 of the Indenture dated as of May 20, 1997 relating to the Notes (the
"Indenture"), we hereby certify that (1) we are the beneficial owner of $[_____________] principal amount of First Priority Initial Notes represented by a Temporary Certificate and $[_____________] principal amount of Second Priority
Initial Notes represented by a Temporary Certificate and (2) we are a person outside the United States to whom the Initial Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue Certificated
Notes representing the undersigned's interest in the principal amount of Initial
Notes represented by the Temporary Certificates, all in the manner provided by the Indenture.


                                                                               2

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                           Very truly yours,

                                           [Name of Holder]

                                           By: ______________________________
                                                    Authorized Signature



                                                                       EXHIBIT F

                      [FORM OF CERTIFICATE TO BE DELIVERED
                         IN CONNECTION WITH TRANSFERS TO
                   NON-QIB INSTITUTIONAL ACCREDITED INVESTORS]

                                     [date]

Coleman Escrow Corp.
c/o First Trust National Association
One Illinois Center
111 East Wacker Drive, Suite 3000
Chicago, IL 60601
Attention:  Corporate Trust Department

Dear Sirs:

                  This certificate is delivered to request a transfer of $ aggregate principal amount at maturity of Senior Secured First Priority Discount
Notes due 2001 (the "First Priority Initial Notes") and $______ aggregate principal amount at maturity of Senior Secured Second Priority Discount Notes due 2001 (the "Second Priority Initial Notes" and, together with the First
Priority Initial Notes, the "Notes") of Coleman Escrow Corp. (the "Company").

                  The undersigned represents and warrants to you that:

                  (1) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment. In the event that we purchase any Notes, we will acquire Notes having a minimum purchase price at least $250,000 for our own account and for each separate account for which we are acting.

                  (2) We understand and acknowledge that the Notes have not been registered under the Securities Act, or any other applicable securities law and unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two



                                                                               2

         years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction
         Termination Date") only (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a "Qualified Institutional Buyer" within the meaning of Rule l44A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, or (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), in each case, in a transaction involving a minimum purchase price of $250,000 for such Notes, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clauses (iv) or (v) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee. We understand that the registrar and transfer agent for the Notes will not be required to accept for registration or transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any Notes acquired by us will bear a legend reflecting the substance of this paragraph.

                  (3) We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

                  (4) We acknowledge that you, the Company and others will rely upon our confirmation, acknowledgments and agreements set forth herein, and we agree to notify you promptly if any of our representations or warranties herein ceases to be accurate and complete.

                  (5) We have received a copy of the Offering Memorandum dated
         May 15, 1997 relating to the offering of the Notes and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and its affiliates and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.
         You are entitled to rely upon this letter and you are irrevocably authorized to produce



                                                                               3

         this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                      Very truly yours,

                                      By:  (Name of Purchaser)
                                           (Address of Purchaser)

                                      Date:

Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:

                                                                  TAXPAYER ID
NAME                          ADDRESS                               NUMBER:
----                          -------                               -------





                                                                       EXHIBIT G

                      [FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S]

                                     [date]

First Trust National Association
One Illinois Center
111 East Wacker Drive, Suite 3000
Chicago, IL 60601

                  Re:      Coleman Escrow Corp. (the "Company") Senior Secured
                           First Priority Discount Notes due 2001 (the "First
                           Priority Initial Notes") and Senior Secured Second
                           Priority Discount Notes due 2001 (the "Second
                           Priority Initial Notes" and, together with the First
                           Priority Initial Notes, the "Notes")

Ladies and Gentlemen:

                  In connection with our proposed sale of $________ aggregate principal amount of the First Priority Initial Notes and $________ aggregate principal amount of the Second Priority Initial Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United
         States in contravention of the requirements of Rule 903(b) or Rule
         904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.


                                                                               2

                  In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                Very truly yours,

                                [Name of Transferor]

                                By:_______________________
                                    Authorized Signature



                                                                       EXHIBIT H

                      [FORM OF CERTIFICATE TO BE DELIVERED
               IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

First Trust National Association
One Illinois Center
111 East Wacker Drive, Suite 3000
Chicago, IL 60601

[date]

                  Re:      Coleman Escrow Corp. (the "Company") Senior Secured
                           First Priority Discount Notes due 2001 (the "First
                           Priority Initial Notes") and Senior Secured Second
                           Priority Discount Notes due 2001 (the "Second
                           Priority Initial Notes" and, together with the First
                           Priority Initial Notes, the "Notes")

Ladies and Gentlemen:

                  In connection with our proposed sale of $_______ aggregate principal amount at maturity of the First Priority Initial Notes and $__________ aggregate principal amount at maturity of the Second Priority Initial Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.



                                                                               2

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                Very truly yours,

                                ------------------------------
                                [Name of Transferor]

                                By:
                                   ---------------------------
                                Authorized Signature

